Exhibit 10.1

LEASE

BETWEEN

SALT LAKE CITY CORPORATION, as Landlord

AND

SLC Development LLC, as Tenant

For Premises Located At:

Salt Lake City International Airport

Salt Lake City, Utah

1.	DEFINITIONS		8

2.	TERM		12

	2.1	Term.	12

	2.2	Renewal Terms.	12

	2.3	Due Diligence Period.	13

3.	RENT		13

	3.1	Ground Rent.	13

	3.2	Renewal Term Rent.	13

	3.3	Payment of Concession Fee.	14

	3.4	Fuel Royalty.	14

	3.5	Intentionally Omitted.	14

	3.6	Payment; Proration, Etc.	14

	3.7	Statements.	15

	3.8	Late Fees and Interest.	15

	3.9	No Set-offs or Deductions.	16

	3.10	Accord and Satisfaction.	16

	3.11	No Misrepresentation.	16

4.	REAL ESTATE TAXES; UTILITIES		16

	4.1	Real Estate Taxes.	16

	4.2	Utilities.	16

5.	FINANCIAL ASSURANCES AND SECURITY		17

	5.1	Lease Security.	17

	5.2	Letter of Credit.	17

	5.3	Use of Letter of Credit.	17

	5.4	No Assignment by Tenant.	18

6.	USE		18

	6.1	Permitted Use.	18

	6.2	Exclusive Control.	18

	6.3	Signage.	18

	6.4	Access.	19

	6.5	Tenant’s Access.	19

	6.6	Cooperation with Airport Development Activities.	19
7.
	COMPLIANCE		19

	7.1	Generally.	19

	7.2	Copies of Notices.	19

8.	MAINTENANCE AND CONSTRUCTION		20

	8.1	Condition of Premises.	20

	8.2	Obligation to Maintain.	20

9.	CONSTRUCTION		21

	9.2	Landlord’s Work.	23

10.	PROHIBITED LIENS		23

	10.1	Tenant’s Covenant	23

	10.2	Protection of Landlord.	24

	10.3	Equipment Liens.	24

11.	HAZARDOUS MATERIALS		24

	11.1	Hazardous Materials.	24

	11.2	Stormwater.	28

12.	INDEMNIFICATION; LIABILITY OF LANDLORD		29

	12.1	Obligation to Indemnify.	29

	12.2	Obligation to Defend.	30

	12.3	Landlord’s Obligation to Tender Claim.	30

	12.4	Apportionment of Liability.	30

	12.5	Validity of Obligations.	30

	12.6	Contractor Indemnities.	30

	12.7	Indemnification Procedures.	31

	12.8	Insurance Proceeds.	31

13.	INSURANCE		31

	13.1	Tenant to Insure.	31

14.	LOSSES AND LOSS PROCEEDS		35

	14.1	Notice.	35

	14.2	Duty to Repair and Replace.	35

	14.3	Substantial Casualty.	35

	14.4	Adjustment of Claims; Use of Property Insurance Proceeds.	35

15.	LANDLORD’S TRANSFERS AND RELATED RIGHTS		36

	15.1	Utility Easements.	36

	15.2	Landlord’s Operational Rights.	36

	15.3	Relocation of Premises.	36

16.	TITLE; REPAIRS AND MAINTENANCE		37

	16.1	Title.	37

	16.2	Repairs and Maintenance for the Term.	37

	16.3	Reimbursement to Landlord.	37

17.	TENANT’S TRANSFERS; SUBLEASES		37

	17.1	Tenant’s Rights.	37

	17.2	Subleases.	38

	17.3	Conditions to Effectiveness of Certain Transactions.	38

18.	QUIET ENJOYMENT; TITLE TO CERTAIN PREMISES; CERTAIN AGREEMENTS		38

	18.1	Quiet Enjoyment.	38

	18.2	Access and Inspection.	38

	18.3	Title.	39

19.	EVENTS OF DEFAULT; REMEDIES		39

	19.1	Definition of “Event of Default”.	39

	19.2	Remedies.	40

	19.3	Tenant’s Late Payments; Late Charges.	41

	19.4	Landlord’s Right to Cure.	42

	19.5	Holding Over.	42

	19.6	Accord and Satisfaction; Partial Payments.	42

	19.7	Miscellaneous.	42

	19.8	Survival.	42

	19.9	Multiple Suits.	42

20.	END OF TERM		43

21.	NOTICES		43

22.	ADDITIONAL DELIVERIES; THIRD PARTIES		45

	22.1	Estoppel Certificates.	45

	22.2	Further Assurances.	45

	22.3	Amendment.	45

	22.4	Successors and Assigns.	45

	22.5	No Third-Party Beneficiaries.	45

23.	MISCELLANEOUS		45

	23.1	Performance Under Protest.	45

	23.2	Survival.	45

	23.3	Force Majeure.	46

24.	INTERPRETATION, EXECUTION, AND APPLICATION OF LEASE		46

	24.1	Captions.	46

	24.2	Counterparts.	46

	24.3	Delivery of Drafts.	46

	24.4	Entire Agreement.	46

	24.5	Governing Law; Venue.	46

	24.6	Partial Invalidity.	46

	24.7	Principles of Interpretation.	47

	24.8	Rules and Regulations.	47

25.	REQUIRED FEDERAL PROVISIONS		47

	25.1	Subordination to Governmental Agreements.	47

	25.2	Right of Flight.	47

	25.3	Non-Interference.	47

	25.4	General Civil Rights Provisions.	48

	25.5	Compliance with Nondiscrimination Requirements.	48

	25.6	Lease of Real Property.	50

	25.7	Affirmative Action.	50

	25.8	Title VI of Pertinent Nondiscrimination Acts and Authorities.	50

	25.9	Exclusive Rights.	51

	25.1	Americans with Disabilities Act (ADA).	52

	25.11	Waiver of Visual Artists Rights.	52

	25.12	Right to Develop Airport.	52

	25.13	Federal Government’s Emergency Clause.	52

	25.14	Incorporation of Provisions.	52

26.	STATE SPECIFIC PROVISIONS		53

	26.1	Representation Regarding Ethical Standards for City Officers and Employees and Former City Officers and Employees.	53

	26.2	Government Records Access and Management Act.	53

27.	AVIATION OPERATIONS		54

	27.1	Release.	54

	27.2	Easement Reservation.	54

	27.3	14 C.F.R. Part 77, Obstructions in Navigable Airspace.	54

28.	AIRPORT SECURITY		54

	28.1	TSA Airport Security.	54

	28.2	Aircraft Operating Area.	55

	28.3	Maintenance.	55

	28.4	Noncompliance.	55

29.	MORTGAGEE PROTECTIONS		56

30.	RECORDING		58

LEASE

This LEASE (including all exhibits attached hereto and made a part hereof, the “Lease”) is by and between Salt Lake City Corporation, a Utah municipal corporation (“Landlord” or the “City”), and SLC Development LLC, a Delaware Limited Liability Company authorized to do business in the State of Utah (“Tenant”) and is effective as of the date the City Recorder attests the applicable City signature, which shall be the recordation date (“Effective Date”).

RECITALS

A.    Landlord owns, and through its Department of Airports operates, the Salt Lake City International Airport (“Airport”).

B.    Landlord owns certain real property more particularly described in Exhibit A, consisting of approximately 8.4 acres located on the northern portion of the Airport property adjacent to the Boeing lease area on the east side of the Salt Lake City International Airport (“Premises”).

C.    Tenant desires to lease the Premises for the construction, operation, maintenance, repair and replacement of Improvements to be primarily used as private/semi-private commercial hangar facilities along with indoor private office and lounge space and for other related aeronautical uses as set forth herein.

D.    Landlord is willing to lease the Premises to Tenant and permit such use of the Premises on the terms and conditions specified in this Lease.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein, Landlord and Tenant agree as follows:

1.	DEFINITIONS

The following definitions apply in this Lease.

“Acts or Omissions” shall have the meaning set forth in Section 11.1.

“Affiliate” of any specified Person means any other Person related to that Person based on common ownership, common management or common control including subsidiaries and parent entities of Tenant.

“Aircraft Operations Area” or “AOA” shall have the meaning set forth in Section 27.2.1.

“Airport Security” shall mean have the meaning set forth in Section 27.1.

“Approvals” means any and all licenses, permits (including building, demolition, alteration, use, and special permits), approvals, consents, certificates (including certificate(s) of occupancy), rulings, variances, authorizations, or amendments to any of the foregoing as shall be necessary or appropriate under any Law to commence, perform, or complete any Construction, or for the use, occupancy, maintenance, or operation of the Premises.

“Building” means the building or buildings located or to be located on the Premises from time to time.

“Building Equipment” means all fixtures incorporated in the Premises owned by Landlord or Tenant and used, useful, or necessary to operate the Building as such (including boilers; compactors; compressors; conduits; ducts; elevators; engines; equipment; escalators; fittings; heating, ventilating and air conditioning systems; machinery; and pipes) as opposed to operating any business in the Building.

“Commencement Date” means the date upon which this Lease commences, which shall be the earlier of the date of beneficial occupancy of the Building or the issuance of a certificate of occupancy by Salt Lake City Building Services for the Building but in no event later than twenty-four (24) months from the expiration of the Due Diligence Period, unless Commencement Date is extended pursuant to Section 2.1 herein or otherwise agreed to in writing between the parties. In no event shall Commencement Date be earlier than completion of the Landlord’s Work, described on Exhibit E attached, if such work prevents Tenant’s access via road or taxilane to the Premises.

“Concession Fee” means as defined in Section 3.3.

“Concession Fee Threshold” shall mean 5% of the amount per square foot of all Hangar Rents that exceed thirty-six dollars ($36.00) per square foot. For purposes of illustration, when Tenant enters into a sublease for a hangar or a portion of a hangar at a rental rate of fifty dollars ($50.00) per square foot, then the Concession Fee would be calculated as $50.00 - $36.00 = $14.00 x 5% = $.70 per square foot.

“Contract Year” means the period annually from July 1 to June 30.

“Consortium” means the SLC Fuel Company LLC, or its successor, comprised of contracting airlines, associate/affiliate airlines, non-contracting users, and itinerant users of the fuel system owned by the City and leased to the Consortium under a separate agreement.

“Effective Date” means the recordation date of this Lease with the City Recorder’s Office.

“Environmental Law” means and includes all applicable federal, state, and local Laws currently in effect or which may come into effect during the Term of this Lease, as may be amended from time to time, and all implementing regulations, orders, and applicable federal or applicable state court decisions interpreting, relating to, regulating or imposing liability (including, but not limited to, response, removal, remediation and damage costs) or standards of conduct or performance relating to industrial hygiene, occupational health and safety conditions, environmental conditions, or exposure to, contamination by, or clean-up of, any and all Hazardous Materials, including without limitation, all applicable federal or state superlien or environmental clean-up statutes.

“Equipment Lien” means any security interest, financing lease, personal property lien, conditional sales agreement, chattel mortgage, security agreement, title retention arrangement or any similar arrangement (including any related financing statement) for Tenant’s acquisition or leasing of any Financed FF&E used in the Premises that is leased, purchased under conditional sale or installment sale arrangements, encumbered by a security interest, or used under a license, provided that each Equipment Lien encumbers or otherwise relates only to the Financed FF&E for which such secured party provides bona fide purchase-money financing or a bona fide equipment lease, after the Commencement Date. A Leasehold Mortgage is not an Equipment Lien.

“Event of Default” shall have the meaning set forth in Section 18.1.

“Expiration Date” means the date when this Lease terminates or expires in accordance with its terms, whether on the Scheduled Expiration Date, by Landlord’s exercise of remedies for an Event of Default, or otherwise.

“FAA” means the Federal Aviation Administration.

“FF&E” means all movable furniture, furnishings, equipment, and personal property of Tenant or anyone claiming through Tenant (excluding Building Equipment) that may be removed without material damage to the Premises and without adversely affecting: (a) the structural integrity of the Premises; (b) any electrical, plumbing, mechanical or other system in the Premises; (c) the present or future operation of any such system; or (d) the present or future provision of any utility service to the Premises. FF&E includes items such as factory equipment, furniture, movable equipment, telephone, telecommunications, and facsimile transmission equipment, point of sale equipment, televisions, radios, network racks, and computer systems and peripherals.

“Government” means each and every governmental agency, authority, bureau, department, quasi-governmental body, or other entity or instrumentality having or claiming jurisdiction over the Premises (or any activity this Lease allows), including the United States government, the State and County governments, the Landlord, and their subdivisions and municipalities, and all other applicable governmental agencies, authorities, and subdivisions thereof. “Government” shall also include any planning commission, board of standards and appeals, department of buildings, city council, zoning board of appeals, or similar body having or claiming jurisdiction over the Premises or any activities on or at the Premises.

“Ground Rent” shall have the meaning set forth in Section 3.1.

“Hangar Rents” shall mean the amount Tenant charges to Sublessees for use of space within Tenant’s hangar Improvements.

“Hazardous Materials” means any and all substances, products, by-products, waste, or other materials of any nature or kind whatsoever which (a) are or become listed or regulated under any Environmental Laws; (b) give rise to liability under any Environmental Laws or any statutory or common law theory based on negligence, trespass, intentional tort, nuisance, strict or absolute liability or under applicable reported decisions of state or federal court; or (c) which may be hazardous or harmful to the air, water, soil or environment or affect industrial hygiene, occupational health or safety, including without limitation, petroleum and/or asbestos materials, products, by-products, or waste and per- and polyfluoroalkyl substances.

“Improvements” means all improvements located or to be located on the Premises from time to time.

“Industry Standards” means the customary industry management practices applicable to the construction, maintenance, operation, and decommissioning of hangar and related facilities similar to the Tenant’s at airports in the United States of similar size and operations as the Airport.

“Initial Term” shall have the meaning set forth in Section 2.1.

“Laws” means all present or future laws, ordinances, requirements, orders, proclamations, directives, rules, building codes, minimum standards, and regulations of any Government affecting the Premises, this Lease, or any construction in any way.

“Lease Security” shall have the meaning set forth in Section 5.1.

“Monetary Default” shall have the meaning set forth in Section 18.1.1.

“Nonrenewal Notice” shall have the meaning set forth in Section 5.2.

“Partial Lease Year” means any portion of a Contract Year less than a full year.

“Permitted Use” means the development, construction and operation of hangar facilities and other related Improvements to be primarily used for the storage of aircraft and for other related aeronautical uses, subject to applicable Laws and regulations. The Permitted Use shall be limited to the following: (a) storage and maintenance of Sublessee’s aircraft and other incidental property such as parts, equipment, supplies and property carried on such aircraft; parking of Tenant’s employees, Sublessee’s and passenger-owned ground vehicles; (b) Tenant and Sublessee office space incidental to Tenant/Sublessee’s approved commercial aeronautical business; (c) the parking, storage, routine maintenance, minor repair, cleaning and servicing of aircraft operated in connection therewith and the maintenance and repair of personal property operated in connection with operations hereunder; (d) the storage of aircraft parts and supplies; (e) ground service activities necessary for the support of the commercial hangar operations occurring on the Premises including fueling of Sublessee’s aircraft; provided that the primary use of the Premises must, at all times, be related to aeronautical activities; (f) administrative offices, with customary vending machines with food and beverage service, but only as needed to support the commercial hangar operations occurring on the Premises; and (g) any other purpose or activity that the Landlord may, from time to time, expressly authorize in advance in writing in Landlord’s sole discretion. “Permitted Use” does not include: aircraft rental or leasing, flight school training or any other privilege usually granted a Fixed Base Operator except that Tenant is permitted to fuel Sublessee’s aircraft and aircraft operated on behalf of Sublessee through the Consortium. Tenant is not permitted to install fuel tanks but may fuel Sublessee’s aircraft with fuel purchased from the Consortium using Tenant provided equipment, provided that Tenant has executed a Fuel System Access Agreement with the Consortium. Any other commercial or income producing activity not specified herein unless approved in writing by the Landlord.

“Person” means any natural person, association, corporation, Government, individual, joint venture, joint-stock company, limited liability company, partnership, trust, unincorporated organization, or other entity of any kind.

“Premises” shall mean as described on Exhibit A.

“Property Insurance Proceeds” means net proceeds (after reasonable costs of adjustment and collection, including legal costs) of Property Insurance, when and as received by Landlord, Tenant, Depository, or any Mortgagee, excluding proceeds of Tenant’s business interruption insurance in excess of Rent.

“Real Estate Taxes” means all general and special real estate taxes (including taxes on FF&E, sales taxes, use taxes, privilege taxes, and the like), assessments, municipal water and sewer rents, rates and charges, excises, levies, license and permit fees, fines, penalties, privilege taxes in Salt Lake County and other Governmental charges and any interest or costs with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever that at any time before or during the Term and applicable to the Term or any part of it may be assessed, levied, imposed upon, or become due and payable out of or in respect of, or charged with respect to or become a lien on, the Premises, or any FF&E, Building Equipment or other facility used in the operation thereof, or the rent or income received therefrom, or any use or occupancy thereof.

“Renewal Term” shall have the meaning set forth in Section 2.2.

“Renewal Term Rent” shall have the meaning set for in Section 3.2.

“Rent” shall have the meaning set forth in Section 3.2.

“Scheduled Expiration Date” means 11:59 p.m. on the date that is thirty (30) years from the Commencement Date.

“Sublessee” shall refer to Tenant’s subtenants.

“Term” shall have the meaning set forth in Section 2.1.

“TSA” shall mean the Transportation Security Administration.

2.	TERM

2.1	Term.

The initial term of this Lease (the “Initial Term”) shall commence on the Commencement Date and continue until the Scheduled Expiration Date, unless terminated sooner as permitted herein. Landlord shall extend the Commencement Date on a day for day basis for the period of delay of issuance of permits caused by City and that are beyond Tenant’s reasonable control, and for delays associated with Landlord’s Work that prohibits Tenant’s access to the Premises via road or taxilane.

2.2	Renewal Terms.

Provided that Tenant is not then in default hereunder, upon expiration of the Initial Term or subsequent Renewal Term, respectively, Tenant shall have the option, to the extent permitted by law, exercisable not less than 12 months prior to the expiration of the Initial Term or Renewal Term, as applicable, by giving notice in writing to Landlord, to renew this Lease for up to an additional two (2), ten (10) year options (each a “Renewal Term” and collectively, the “Term”). In no event shall the Term exceed fifty (50) years from the Commencement Date.

2.3	Due Diligence Period.

Due diligence shall be completed within one hundred and eighty days of the Effective Date (“Due Diligence Period”). If upon completion of its due diligence during the Due Diligence Period, Tenant determines in good faith using all due diligence that the Premises is not suitable for its proposed Improvements, Tenant is unable to secure any required license, certificate, or other authorization for Tenant’s Improvements and subsequent operations, Tenant shall notify Landlord and Landlord will have the opportunity to remedy the site to the satisfaction of Tenant or elect not to remedy the site. If Landlord elects not to remedy the site, Tenant may remedy the site at its sole cost and expense, or terminate this Lease by sending written notice to Landlord within ten (10) business days of receipt of written notice from Landlord of Landlord’s election. Tenant shall return the Premises to Landlord in the same condition, as determined by Landlord, as it was prior to the Due Diligence Period. If Tenant fails to notify Landlord that the Premises is not suitable for its proposed Improvements t and terminates the Lease, it shall be deemed an acceptance of the Premises “as-is” as set forth in Section 8 below. Tenant intends to apply for available economic and development incentives during the Due Diligence Period and Landlord agrees to make commercially reasonable efforts to cooperate with any such applications made by Tenant provided that Landlord shall not incur any cost, expense or liability in connection with Tenant’s application or the award of economic development incentives.

3.	RENT

3.1	Ground Rent.

Tenant shall pay Landlord, without notice or demand, in lawful money of the United States of America, a monthly rent payment based upon the total square footage of the Premises (the “Ground Rent”) in accordance with the schedule attached hereto as Exhibit C (for the purposes of the calculation of Ground Rent, the rentable square footage of the Premises shall be 365,820 square feet. It is the express understanding and agreement of Landlord and Tenant that all Rent due and payable hereunder shall be absolutely net to Landlord, so that this Lease shall yield to Landlord the Rent specified above during the Term and that all operating expenses of every kind and nature whatsoever relating to the operation of the Premises during the Term shall be paid by Tenant without cost or obligation of any type to Landlord whatsoever. Rent shall give Landlord an absolutely “net” return for the Term, free of any expenses or charges for the Premises, except as this Lease expressly provides.

3.2	Renewal Term Rent.

In the event Tenant timely exercises a Renewal Term at the conclusion of the Initial Term, effective as of the first Renewal Term, Tenant shall pay to Landlord, without notice or demand, in lawful money in the United States of America, a monthly rent payment based on the total square footage of the Building, calculated as the then-current Ground Rent for the square footage of the Improvements (the “Renewal Term Rent”). The Renewal Term Rent shall increase annually based on the CPI; however, the rate shall never decrease. Renewal Term Rent shall be paid in addition to Ground Rent (Renewal Term Rent and Ground Rent shall be collectively referred to as “Rent”). Renewal Term Rent shall continue and escalate annually based upon CPI as set forth herein in any subsequent Renewal Term.

3.3	Payment of Concession Fee.

Beginning on the Commencement Date, and each Contract Year or Partial Contract Year for the remaining Term of this Lease, Tenant shall make a concession fee payment to City (“Concession Fee”) equal to five percent (5%) of any amount exceeding the Concession Fee Threshold of all Hangar Rents due to Tenant during the preceding Contract Year or Partial Contract Year. In no circumstance shall the Concession Fee be less than $100,000 per Contract Year (“Minimum Annual Concession Fee”). The Minimum Annual Concession Fee for a Partial Contract Year shall be prorated. The Concession Fee Threshold and the Minimum Annual Concession Fee shall increase annually as of the first day of each Contract Year by an amount equivalent to the percentage increase in the CPI; however, the rate shall never decrease.

3.4	Fuel Royalty.

During the Term of this Agreement, Tenant shall pay to City a fuel royalty (“Fuel Royalty”) as established by Title 16 of Salt Lake City Code and set forth on the Salt Lake City Consolidated Fee Schedule, as may be modified from time to time. As of the effective date of this Agreement, the Fuel Royalty is equal to six cents ($0.06) per gallon of fuel obtained by the Tenant from the Consortium, as allowed as a Permitted Use.

3.5	Intentionally Omitted.

3.6	Payment; Proration, Etc.

Commencing on the Commencement Date, Tenant shall pay all Rent and the Concession Fee payable to Landlord by good and sufficient check payable to Landlord or by wire transfer, at such address as Landlord shall designate from time to time. In the event Tenant exercises a Renewal Term, Tenant shall pay Landlord Renewal Term Rent in addition to the Concession Fee and Ground Rent in the same manner. All Rent and other amounts due under this Agreement shall be due and payable as follows:

3.6.1 Monthly in Advance.

Commencing as of the Commencement Date, the following rents and amounts described in this Section 3 shall be due and payable on a monthly basis, in advance and without notice or demand therefore, on the first (1st) day of each month during the term of this Lease, and shall be prorated on a per diem basis for any time period of less than one (1) month: (a) Ground Rent; (b) 1/12th of the Minimum Annual Concession Fee (b) Renewal Term Rent, if applicable; and (c) Any other charge not otherwise addressed in this Lease.

3.6.2 Annual Reporting and True-Up.

Without notice or demand therefore, Tenant shall furnish to Landlord within ninety (90) days following the close of any Contract Year, a complete and accurate account for all revenues applicable to the Concession Fee collected through the end of the preceding Contract Year. Tenant shall remit the Concession Fee payment as provided in Section 3.3 above. Tenant shall furnish an annual itemized statement of the preceding year’s rents collected in support of the accompanying payment. If Tenant fails to timely furnish City with any of the information required under this Section, the Concession Fee may be determined by assuming Tenant’s activity in any year for which Tenant fails to report its activity is equal to Tenant’s activity during any of the previous twelve (12) months for which Tenant submitted the required information.

3.6.3 Annually in Arrears.

Within ninety (90) days of the close of any Contract Year, Tenant shall pay to Landlord any amounts due of any nature attributable to that Contract Year. Without limitation, Tenant shall pay the balance due for the Concession Fee which is payable monthly in advance, but computed on the basis of the Contract Year. If the amount of the Concession Fee paid monthly during the Contract Year exceeds the amount due when computed on the basis of the Contract Year, then City shall credit the excess balance to Tenant’s account against one (1) or more succeeding monthly payments. In the event this Lease terminates, and Tenant does not hold a subsequent contract against which sums can be credited, then City will make a cash payment of any excess balance due to Tenant. It shall be the duty of Tenant to make a claim of overpayment and resulting credit due, with supporting documentation, which claim will be evaluated by Landlord. Claims must be made within one-hundred eighty (180) days of the close of any Contract Year.

3.7	Statements.

Within ninety (90) days of the close of any Contract Year, Tenant shall furnish to Landlord a written statement, prepared in accordance with generally accepted accounting principles and certified by a responsible officer of the company, and by an officer of Tenant’s independent accounting or auditing firm, specifying the amount of Tenant’s Hangar Rents for the prior Contract Year. The statement shall include a certification that the payments made by Tenant to Landlord during the preceding year were made in accordance with the terms of this Lease. Such statement shall also contain a complete list of the accounts and their balances as shown on the books and records of Tenant, that was used to compute the amounts due to Landlord during the period covered by the statement. Tenant shall respond to all Landlord requests for any additional information related to the Concession Fee or payments due from Tenant hereunder, Tenant will provide it within seven (7) calendar days.

3.8	Late Fees and Interest.

Without waiving any other right of action available to Landlord, in the event of any monetary default hereunder, if Tenant fails to pay when due any amount required to be paid by Tenant under this Lease, Landlord may charge a sum equal to five percent (5%) of such unpaid amount as a service fee each month. In addition, if Tenant fails to pay within ten (10) days of written notice of failure to pay any amount required to be paid by Tenant under this Lease, such unpaid amount shall bear interest at the rate of eighteen percent (18%) per annum from the due date of such amount to the date of payment in full, with interest.

3.9	No Set-offs or Deductions.

All Rent, Concession Fee, and other amounts due shall be paid without abatement, deduction, offset, or prior notice or demand, unless specifically provided otherwise by the terms of the Agreement.

3.10	Accord and Satisfaction.

No payment by Tenant or receipt by Landlord of a lesser amount than the Rent, Concession Fee, and other amounts due hereunder shall be deemed to be other than on account of the Rent, Concession Fee, or other amount due, and no endorsement or statement on any check or in any letter or other transmittal shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of any Rent, Concession Fee, and other amounts due, or to Landlord’s right to pursue any other remedy provided in this Lease or by law.

3.11	No Misrepresentation.

Except for the purpose of modifying its accounting practices to meet its business needs, and in accordance with standard General Accepted Accounting Practices (“GAAP”), Tenant shall not modify its accounting treatment or rename or redefine services or products, which under the terms of this Agreement would be subject to the Rent, Concession Fee, or any other amount due.

4.	REAL ESTATE TAXES; UTILITIES

4.1	Real Estate Taxes.

Tenant shall pay and discharge all Real Estate Taxes payable or accruing for all period(s) within the Term. Tenant shall also pay all interest and penalties any Government assesses for late payment of any Real Estate Taxes. Tenant shall, within a reasonable time after notice from Landlord, give Landlord reasonable proof that Tenant has paid any Real Estate Taxes that this Lease or other Law requires Tenant to pay. Nothing herein shall preclude Tenant from paying the Real Estate Taxes under protest and appealing any Real Estate Tax assessment or preclude Tenant from seeking or securing a tax abatement as an economic incentive under any state or local tax incentive program.

4.2	Utilities.

Tenant shall arrange and pay for all fuel, gas, light, power, water, sewage, garbage disposal, telephone, and other utility charges, and the expenses of installation, maintenance, use, and service in connection with the foregoing, for the Premises during the Term. Landlord shall have absolutely no liability or responsibility for the foregoing, provided that Landlord performs its obligations regarding any related application Landlord shall not be liable for damages or any failure or interruption in the supply of any utility services to the Premises, and no such failure or interruption shall entitle Tenant to terminate this Lease. Tenant agrees that it will not install any equipment that exceeds or overloads, or is reasonably expected to exceed or overload, the capacity of any utility facilities and that if any equipment installed by Tenant shall require additional utility facilities, the same shall be installed at Tenant’s sole cost and expense.

5.	FINANCIAL ASSURANCES AND SECURITY

5.1	Lease Security.

Prior to the execution of this Lease, Tenant shall deposit with Landlord the sum equal to fifty percent (50%) of annual Ground Rent and estimated Concession Fee (and including twelve months’ Renewal Term Rent in the event Tenant timely exercises a Renewal Term) (the “Lease Security”). The Lease Security shall be in the form of a performance bond or letter of credit in the form attached as Exhibit D. The performance bond or letter of credit must be irrevocable without the possibility of cancellation and shall automatically renew until cancelled or returned by Landlord. The parties agree that this deposit shall be held by Landlord throughout the Term of this Lease as security for Tenant’s full performance of all its obligations to Landlord, and that Landlord may apply such deposit in Landlord’s sole discretion to any sum that Tenant owes to Landlord under this or any other agreement or obligation to pay, including without limitation late rent, property damage, fines charged to Landlord for conduct of Tenant, badging costs, interest and fees, or other monetary obligations of any kind. Upon expiration or termination of this Lease for any reason, Landlord shall refund the available remaining portion, if any, to Tenant within one hundred-twenty (120) days of Landlord’s determination that all amounts due to Landlord have been paid.

5.2	Letter of Credit.

Tenant may provide the Lease Security in the form of irrevocable commercial standby letters of credit for the amounts this Lease then requires, provided that: (a) such letters of credit are substantially in the form attached hereto as Exhibit D; (b) such letters of credit are payable upon Landlord’s presentation of the original of such letters of credit together with a sight draft to the issuer, accompanied by Landlord’s signed statement that Landlord is entitled to draw on such letters of credit. In addition to the foregoing, such letters of credit shall provide for: (i) continuance for at least one year from issuance; and (ii) automatic extension for additional periods of one year from initial expiry date and each subsequent expiry date, unless the issuer gives Landlord notice of its intention not to renew such letter of credit not less than 60 days before such expiry date (a “Nonrenewal Notice”). Landlord shall consent to reduce or release such letters of credit when and as this Lease would entitle Tenant to any reduction or release of the Lease Security.

5.3	Use of Letter of Credit.

If any of the following occurs, then in addition to the causes for draw set forth in Section 5.1, Landlord may draw upon the balance of the Lease Security in an amount equal to the letter of credit if: (a) the issuer delivers (i) a Nonrenewal Notice or (ii) Notice that such issuer no longer intends to maintain a branch in Salt Lake City, Utah at which Landlord may draw upon such letter of credits, and, in either case “i” or “ii,” Tenant fails to deliver replacement letters of credit that comply with this Lease within 20 days after Tenant receives notice of the occurrence of “i” or “ii” (for purposes of which, the parties shall reasonably cooperate to facilitate the simultaneous exchange of the old letters of credit for the new letters of credit); or (b) the remaining term of the letter of credit is at any time less than 30 days, but Tenant has not delivered an extension or renewal of such letter of credit for at least one year.

5.4	No Assignment by Tenant.

Tenant shall not assign or encumber or attempt to assign or encumber the Lease Security, except in connection with a permitted assignment of this Lease complying with this Lease. Tenant shall provide Landlord written notice of any such permitted assignment.

6.	USE

6.1	Permitted Use.

Tenant may use the Premises only for the Permitted Use, in accordance with all applicable Laws and Industry Standards, including Landlord’s Minimum Standards, as may be specified, adopted, or amended from time to time.

6.2	Exclusive Control.

Subject to the terms herein, Tenant shall have exclusive control, possession, occupancy, use, and management of the Premises, subject to the terms hereof, and preferential rights to use an Airplane Design Group (ADG) IV taxi-lane for airside access to the Premises, including limited adjacent areas, totaling approximately 8.4 acres, as depicted in Exhibit A.

6.3	Signage.

Tenant shall not, without the prior written approval of Landlord, erect, maintain, or display any signs on Airport or the Premises, including advertising signs, billboards, identification signs, or symbols, posters, or any similar devices.

6.3.1    Subject to the foregoing, Tenant shall have the right to install identification signs as may be necessary for the proper conduct of Tenant’s services and approved commercial aeronautical services of Tenant’s Sublessees as contemplated hereunder. All such signs shall be consistent with any overall signing program established or to be established by the Landlord.

6.3.2    Prior to the erection, construction or placing of any sign on Airport or upon Premises, Tenant shall submit for Landlord’s approval drawings, sketches, designs, and dimensions of such signs. Approval shall not be unreasonably withheld. Any conditions, restrictions, or limitations with respect to the use thereof as imposed by Landlord in writing shall become conditions of this Lease.

6.4	Access.

Landlord and its agents, employees, suppliers, contractors, consultants and representatives, and invitees shall have the right to enter, access, ingress and egress upon the Premises for the purposes of: (a) confirming the performance by Tenant of all of Tenant’s obligations under this Lease; (b) doing any other act which the Landlord may be obligated or have the right to perform under this Lease; and (c) for any other lawful purpose. Landlord has the right to enter the Premises at all times without notice in the event of an emergency or for the purpose of making emergency repairs. Under other circumstances, Landlord will make reasonable efforts to give notice of Landlord’s intended entry to Tenant at least forty-eight (48) hours in advance of that entry. Landlord shall conduct its activities in the Premises in a manner that will not cause unreasonable interference with Tenant’s Permitted Use. Tenant waives any claim against the Landlord for any damages, for any injury or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry, except to the extent caused by the gross negligence or willful misconduct of the Landlord. The Landlord shall have the right to use any and all means which the Landlord may deem reasonable to open doors or windows in an emergency in order to obtain entry into any Building located on the Premises. Landlord may, at any time, temporarily or permanently close, consent to or request the closing of any roadway or other right of way for such access, ingress or egress, so long as a means of access, ingress and egress reasonably equivalent to that formerly provided. Tenant understands and agrees that there may be inconveniences caused by construction or renovations, and Tenant hereby releases and discharges Landlord from any and all claims, demands or causes of action which Tenant now or at any time hereafter may have against Landlord arising or alleged to arise out of the closing of any right of way or other area used as such whether within or without Airport, so long as such reasonably equivalent access is provided, if necessary.

6.5	Tenant’s Access.

Other than as provided herein, Tenant will have exclusive rights of ingress to and egress from the Premises for Tenant and its Sublessee’s their respective employees, agents, customers, vendors, suppliers and other invitees. In addition, Tenant and Sublessees shall have non-exclusive and non-discriminatory access rights to and from the Premises via the adjacent ramps, taxiways, runways and landside access roads in compliance with all Laws, including Airport Rules & Regulations.

6.6	Cooperation with Airport Development Activities.

Tenant understands and agrees that Landlord is pursuing development activities in connection with the airport redevelopment program that may affect the Premises and other areas at the Airport. Tenant agrees to work cooperatively and in good faith with Landlord and all other tenants or participants in Landlord’s development activities to minimize any disruptions and provide for successful services under this Lease.

7.	COMPLIANCE

7.1	Generally.

Tenant shall during the Term, at Tenant’s expense, in all material respects: (a) comply with all Laws; and (b) procure and comply with all Approvals required by Law.

7.2	Copies of Notices.

Landlord and Tenant shall give the other a copy of any notice each may receive regarding the Premises or any Real Estate Taxes (including any bill or statement), and any notice of nonrenewal or threatened nonrenewal of any Approval that each may receive from any Government, utility company, insurance carrier, or insurance rating bureau.

8.	MAINTENANCE AND CONSTRUCTION

8.1	Condition of Premises.

Subject to the provisions of Section 2.3, Tenant takes the Premises “as is,” and Landlord shall have no obligation with respect to the delivery of the Premises or the condition thereof as of the Effective Date. Tenant acknowledges that it is leasing the Premises after a full and complete examination, including without limitation, subsurface conditions, existing structures thereon, the presence of any Hazardous Materials located on the Premises prior to the Effective Date, and Laws affecting the Premises, and Tenant accepts the same in the same condition in which they or any part thereof are as of the Effective Date, and (except as otherwise expressly provided in this Lease) assumes all risks in connection therewith, without any representation or warranty, express or implied, in fact or by law, on the part of Landlord and without recourse to Landlord. Any information in Landlord’s possession that directly impacts Tenant’s due diligence investigation of the Premises, including without limitation, verbal information, books, records, leases, and related documents, working drawings, plans and specifications, surveys, appraisals, engineers’ reports, geotechnical reports, insurance policies, service contracts, annual operating statements and any title information, as well as information on existing liens, or conditions, is given without any representation or warranty of any kind whatsoever. It is Tenant’s obligation and duty to perform its own due diligence with respect to the Premises and this Lease, and Landlord shall have no liability to Tenant hereunder for failing to provide information, providing incomplete information or otherwise. Tenant shall treat all information made available to Tenant by Landlord as confidential and shall limit the dissemination of such information to Persons who need to know such information in connection with the transaction contemplated hereby or are required or necessary to negotiate or carry out the terms of this Lease.

8.2	Obligation to Maintain.

Tenant at its own expense shall keep and maintain the Premises, including all Improvements and personal property thereon, in clean, neat, safe, sanitary and orderly condition, subject to reasonable wear and tear. Tenant’s obligation to maintain the Premises includes an obligation to make all repairs to the Premises (including plumbing, heating, air conditioning, ventilating, electrical, lighting, fixtures, walls, structure, Building systems, ceilings, floors, windows, doors, plate glass, skylights, landscaping, driveways, site Improvements, curb cuts, parking lots, sidewalks, fences and signs located in, on or at the Premises) as may be required by Law from time to time during the Term, whether structural or nonstructural, foreseen or unforeseen, capital or operating, as well as the obligation to maintain the Premises and all Improvements thereon in accordance with Industry Standards and Landlord’s Tenant Improvement Guidelines and Tenant Design Standards posted on Landlord’s public website at https://slcairport.com/business-services/tenant-improvement-guidelines/, and Landlord’s Minimum Standards, as specified, adopted, and amended from time to time.

8.2.1    Tenant agrees that all maintenance-type services to be performed hereunder shall be accomplished by qualified personnel, or where regulated by law, a properly licensed contractor. All such maintenance, repairs and replacements shall be of quality equal to the original in materials and workmanship.

8.2.2    Tenant shall provide or cause to be provided a complete and proper arrangement for the adequate sanitary handling and disposal, away from Airport, of all trash, garbage, and other refuse caused as a result of the operations conducted on Premises. Tenant shall provide, at its sole expense, suitable covered metal receptacles for all such garbage, trash, and other refuse. Tenant shall keep Premises, at all times, free and clear of wastepaper, trash, rubbish, debris, discarded plastic, graffiti, discarded pallets, or anything unsightly or detrimental to health or likely to create a fire hazard or conducive to deterioration to remain on any part of Premises.

8.2.3    Tenant shall be responsible for snow removal to the lease line at the Premises and shall perform such services using reasonable care to prevent damage to Landlord’s facilities or the property of others. Tenant shall place snow in areas designated by the Landlord.

9.	CONSTRUCTION

9.1.1    Construction Requirements.

Tenant shall perform any construction in accordance with the requirements set forth in the Landlord’s Tenant Improvement Guidelines and Tenant Design Standards set forth on Landlord’s public website, as they may be amended from time to time, unless otherwise provided in this Lease. Tenant shall not erect any structures, make any Improvements or modifications, or do any other construction work on the Premises, or alter, modify, or make additions, Improvements, or repairs (except emergency repairs) to, or replacements of any infrastructure now existing or built, or install any fixtures (other than trade fixtures removable without permanent injury to the Premises or Improvements thereon) without the prior written approval of Landlord as more specifically provided in the Tenant Improvement Guidelines.

9.1.2    Diligence.

Tenant shall with reasonable promptness and reasonable diligence commence, prosecute, and complete Tenant’s construction in a good and workmanlike manner in compliance with all Laws, Industry Standards, the Tenant Improvement Guidelines and Tenant Design Standards, and this Lease.

9.1.3    Fire Suppression.

Tenant will, at its own expense, install and maintain sufficient fire extinguishers or fire suppression systems on the Premises of a kind acceptable and in such locations as directed by the City Fire Marshall. The use of fire-retardant systems containing per-or polyfluoroalkyl substances (PFAS/PFOA) are expressly prohibited.

9.1.4    Construction Bonds.

Prior to the start of any construction, Tenant shall provide or cause to be provided to Landlord a performance and a payment bond in a form acceptable to City Attorney’s Office, in an initial amount of not less than the total construction cost of the project: (a) to guarantee faithful performance of the requirements of this Lease, including all applicable warranties; and (b) to guarantee the payment of all labor, materials, or supplies used directly or indirectly in the prosecution of the work provided for in this Lease and the approved project. Performance bonds shall insure to the benefit of Landlord, and nothing in this Lease shall be construed to create any third-party rights against Landlord. Landlord may draw on the performance bonds in an amount equal to: (a) all reasonable sums that Landlord expends as the result of an Event of Default related to Tenant’s construction obligations under this Lease; (b) an amount equal to Landlord’s reasonable costs of recovering possession and terminating this Lease, stabilizing the Premises, including demolishing any partially constructed Buildings thereon, removing all debris resulting from demolition, returning the Premises to reasonably level and vacant form, and (c) any and all other damages legally recoverable by Landlord, together with reasonable out-of-pocket costs and expenses incurred by Landlord upon the occurrence of an Event of Default. Tenant shall promptly replenish the performance bond to the extent of any such draw.

9.1.5    Construction Contracts.

Tenant shall include in all construction contracts entered into in connection with any approved project, a provision requiring the contractor, or, in the alternative, Tenant, to indemnify, hold harmless, defend and insure Landlord, including but not limited to Landlord’s directors, officers, agents, and employees, against the risk of legal liability for death, injury or damage to persons or property, direct or consequential, arising or alleged to arise out of, or in connection with, the performance of any or all of such construction work, whether the claims and demands made are just or unjust, unless same are caused by the sole negligence or willful misconduct of Landlord, its directors, officers, agents, employees or contractors. Tenant shall furnish, or require the contractor to furnish, insurance, as required herein. Tenant shall include in any construction contract such provisions as may be required by Landlord relating to the operations of the contractor on the Airport.

9.1.6    Default During Construction.

In the event of default by Tenant during the design or construction period of any approved project, Landlord shall have the right, but not the obligation, following written notification to Tenant and an opportunity to cure as provided in Section 17.4, to perform any work Tenant shall have failed to construct in accordance with Tenant’s approved project plans at Tenant’s sole cost and expense. Landlord shall have the right, which right shall be set forth in all contracts between Tenant and its contractors and suppliers for work or materials relating to any approved project, to replace Tenant with itself and to continue the contracts of Tenant with said independent contractors and suppliers. Landlord shall not be required to give any advance notice if, in Landlord’s sole and absolute judgment, Landlord’s action above is necessary to remediate a dangerous condition at the Premises which is a potential hazard to Tenant, Tenant’s employees or agent, other tenants of the Airport or the public or that the Premises does not comply with the requirements of this Lease.

9.1.7    Construction of Commercial Hangar Facilities.

Tenant shall construct commercial hangar facilities on the Premises in accordance with Landlord’s Tenant Design Standards, Hangar Development Standards, Minimum Standards as specified, adopted, and amended from time to time, and all other applicable requirements. Within ninety (90) days after Tenant commences beneficial occupancy of the completed hangar facilities, Tenant shall file a statement of final cost, verified by the chief financial officer of Tenant, with detail acceptable to Landlord showing the cost of construction, along with as built drawings in AutoCAD and paper format. Tenant shall make available to Landlord, at Landlord’s request, receipts and invoices for labor and materials covering the cost of construction of said commercial hangar facility, including architectural, engineering and other related fees and expenses. Tenant’s total investment in all construction shall be approximately Forty Million Dollars and No/100 Dollars ($40,000,000.00).

9.1.8    Excavations.

If an excavation or work is made (or authorized) upon land adjacent to the Premises, then Tenant shall either: (a) afford to the person causing or authorized to cause such excavation or work a license to enter the Premises, including Landlord, in accordance with Tenant’s reasonable instructions, to perform such work as such person shall reasonably deem necessary or desirable; or (b) perform or cause to be performed, without cost or expense to Landlord in its capacity as Landlord under this Lease, work as described in clause “a” to the extent reasonably necessary under the circumstances. Notwithstanding anything to the contrary in this paragraph, Tenant shall comply with all Laws that require access to the Premises for any excavation or remedial work on adjacent land. The work performed under subsection (a) above shall be at no cost to Tenant, the parties performing the work shall take reasonable measures to minimize Tenant and Sublessee’s operations, and the Premises shall be restored to the condition existing prior to the work being performed. Tenant shall not, because of any excavation or work described in this paragraph, have any claim against Landlord in its capacity as such for damages, indemnity, or suspension, diminution, abatement, or reduction of Rent.

9.2	Landlord’s Work.

Landlord, at Landlord’s sole cost and expense, shall complete the following as further described on Exhibit E: (a) design and construction of a non-exclusive access road to the Premises; (b) utility lines necessary for Tenant and other party connections; and (c) a taxilane improvements connecting the Premises to the adjacent taxiway.

10.	PROHIBITED LIENS

10.1	Tenant’s Covenant

If a Prohibited Lien, including any mechanic’s, vendor’s, laborer’s, or material supplier’s statutory lien or other similar lien arising from work, labor, services, equipment, or materials supplied, or claimed to have been supplied, to Tenant (or anyone claiming through Tenant), but only if such lien attaches (or may attach upon termination of this Lease) to the Fee Estate, but excluding an Equipment Lien, is filed then Tenant shall, within forty-five (45) days after receiving Notice from Landlord of such filing (but in any case within fifteen (15) days after Landlord Notifies Tenant of commencement of foreclosure proceedings), cause such Prohibited Lien to be paid, discharged, bonded, or cleared from title. If Landlord receives notice of any such filing, then Landlord shall promptly notify Tenant.

10.2	Protection of Landlord.

Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit.

10.3	Equipment Liens.

If Tenant enters into any Equipment Lien, then Tenant shall: (i) not file (or cause or permit to be filed) such Equipment Lien as a lien against the Premises or any part of the Premises (except the Financed FF&E); and (ii) cause to be inserted in the documents for such Equipment Lien a provision to the following effect: Notwithstanding anything to the contrary herein, this chattel mortgage, conditional sales agreement, title retention agreement, or security agreement shall not create or be filed as a lien against the Fee Estate.

11.	HAZARDOUS MATERIALS

11.1	Hazardous Materials.

11.1.1    Standards of Operation – Disposal, Use and Storage of Hazardous Materials.

The voluntary or involuntary release or discharge of Hazardous Materials on the Airport is strictly prohibited (except to the extent, if any, that disposal of Hazardous Materials through the Landlord’s sewerage system complies with all applicable Environmental Laws). Storage and use of Hazardous Materials on the Airport is prohibited, except that Tenant may store and use Hazardous Materials on the Premises in a safe and prudent manner and in accordance with the requirements of all applicable Environmental Laws and Industry Standards and only for those kinds and quantities of Hazardous Materials that are normally used in conducting the activities permitted under this Lease. Tenant shall provide Landlord with a copy of any application for an Approval, if required, for use or storage of Hazardous Materials on the Premises from any regulatory agency responsible for enforcement of Environmental Laws and shall also provide a copy of any permit received from such agency. This Lease does not authorize the Tenant to store and use Hazardous Materials on the Airport other than the Premises.

11.1.2    Liability.

Tenant shall be solely and fully responsible and liable for:

(A)    Storage, use or disposal of Hazardous Materials on the Premises or the Airport by Tenant, Tenant’s officers, agents, employees, contractors, permittees or invitees; or

(B)    Any hazardous Material release or discharge which is caused by or results from the activities of Tenant, Tenant’s officers, agents, employees, contractors, permittees, Sublessees, or invitees on the Premises or the Airport.

11.1.3    Prevention of Release or Discharge.

Tenant shall take all reasonable precautions to prevent its activities from causing any Hazardous Material release or discharge to occur on the Premises or the Airport and shall take all reasonable precautions to prevent any release or discharge into soil or groundwater or any unlawful release into Landlord’s sanitary or storm drains and sewers at the Airport.

11.1.4    Obligation to Investigate and Remediate.

Tenant, at Tenant’s sole cost and expense, shall promptly investigate and remediate, in accordance with requirements of all applicable Environmental Laws, any release or discharge or threat of release or discharge of Hazardous Materials on the Premises unless Tenant demonstrates that it was caused by a condition that existed prior to Tenant entering the Premises or caused by the Landlord’s negligence or non-compliance with Environmental Laws (including negligence or non-compliance of its officers, agents, employees or contractors) or on the Airport (outside of Premises) caused or resulting from activities of Tenant, Tenant’s officers, agents, employees, contractors, permittees or invitees, including but not limited to any release or discharge or threat of release or discharge into soil or groundwater which was caused or results in whole or in part from the activities of Tenant, Tenant’s officers, agents, employees, contractors, permittees or invitees but excluding the disposal of Hazardous Materials through the Landlord’s sewerage system so long as such disposal complies with all applicable Environmental Laws.

11.1.5    Landlord’s Right to Investigation and Remediation.

In addition to all other rights and remedies of Landlord hereunder, if Tenant does not promptly commence investigation of any such release or discharge or threat of release or discharge or does not diligently pursue appropriate remedial activities as required by applicable Environmental Laws for which Tenant is responsible under this Lease, Landlord, in its discretion and on notice to Tenant as described below, may pay to have same investigated and remediated as required by applicable Environmental Laws, and Tenant shall reimburse Landlord for one hundred and ten percent (110%) of its share of the reasonable and documented costs within thirty (30) days of Landlord’s demand for payment. Notwithstanding the foregoing, Landlord shall be entitled to reimbursement only if it first gives written notice to Tenant of its intention to commence investigation and/or remediation prior to such commencement and Tenant either does not commence diligent pursuit or remedial activities within thirty (30) business days of the notification or does not maintain such diligent pursuit; except prior notice by Landlord is not required if Landlord determines that investigation or remediation is immediately necessary in accordance with Environmental Laws and Tenant does not take appropriate immediate action upon notification.

11.1.6    Environmental Indemnification.

Tenant shall defend (with counsel acceptable to Landlord in Landlord’s reasonable discretion), indemnify and hold Landlord harmless from and against all loss, damage, liability (including all consequential damages) and expense (including, without limitation, the reasonable and necessary costs of any cleanup and remediation of Hazardous Materials as required by applicable Environmental Laws or which may be necessary to redevelop the contaminated Airport property) which Landlord may sustain as a result of the following associated with operations under this Lease:

(A)    Storage, use or disposal of Hazardous Materials on the Premises or the Airport by Tenant, Tenant’s officers, agents, employees, contractors, permittees or invitees; or

(B)    Any Hazardous Material release or discharge on the Premises or the Airport, including but not limited to any release or discharge into soil or groundwater or Landlord’s sanitary or storm drains and sewers at the Airport or elsewhere, which is caused by or results from the activities of Tenant, Tenant’s officers, agents, employees, contractors, permittees or invitees.

By way of clarification, this indemnity covers any losses relating to Hazardous Materials or Environmental Laws in addition to any indemnity required in Section 11.

11.1.7    Release of Hazardous Materials Claims Against Landlord.

Tenant releases, acquits and forever discharges Landlord from any and all claims, actions, causes of action, demands, rights, damages, costs, including but not limited to loss of use, lost profits, or expenses, which Tenant may now have, or which may hereafter accrue on account of or in any way growing out of all known and unknown, foreseen and unforeseen bodily and personal injuries and property damage, and the consequences thereof resulting or arising out of the presence or cleanup of any Hazardous Material on the Premises or the Airport.

11.1.8    Cessation of Activities.

Tenant shall cease its activities on the Premises and the Airport, to the extent requested by Landlord and upon thirty (30) days’ notice from Landlord, if Landlord determines, in its sole discretion, that such cessation is necessary to investigate, cure or remediate any release or discharge of Hazardous Materials or any threat of a release or discharge thereof; provided, however, that no notice from Landlord for the cessation of activities shall be required in the event of an emergency. Tenant shall not recommence its activities on the Premises or the Airport, as appropriate, until notified by Landlord that such release or discharge or threat of release or discharge of Hazardous Material has been investigated, cured and remediated in a manner satisfactory to Landlord.

11.1.9    Abatement of Fees and Charges on Airport.

Tenant shall not be charged fees or charges for use of the Premises or the Airport to the extent that Tenant is required to cease activities on that portion of the Premises or the Airport due to Landlord’s efforts to investigate, cure or remediate contamination, unless the release or discharge is one for which Tenant is responsible under this Lease.

11.1.10    Records and Inspections.

(A)    If Tenant makes any written disclosure, or provides any report, to any Governmental agency concerning a release of Hazardous Materials at the Airport, Tenant shall concurrently also provide a copy of such disclosure or report to Landlord.

(B)    Tenant shall promptly deliver a copy to Landlord of all notices that Tenant receives from any Governmental agency or third party concerning a claim or a notice of violation regarding Hazardous Materials at the Airport.

(C)    Tenant shall maintain, during the Term of this Lease and for a period of not less than three (3) years after the expiration or termination of this Lease, or for any longer period of time required by any applicable law, regulation, policy, order or decree, separate and accurate records, as required by applicable Environmental Laws, pertaining to the use, handling and disposal of any Hazardous Material(s) by Tenant, Tenant’s officers, agents, employees, contractors, permittees or invitees on or from the Airport.

(D)    Upon request by Landlord, Tenant shall furnish Landlord with copies of such records, and such other documentation or reports as the Landlord, from time to time, and at any time during the Term of this Lease, may reasonably require pertaining to the use, handling, disposal, release or discharge of any Hazardous Materials by Tenant, Tenant’s officers, agents, employees, contractors, permittees or invitees on or from the Airport.

(E)    Landlord shall have the right, under the terms of this Lease (and at Landlord’s sole expense, except when any release or discharge of Hazardous Materials or threat of release or discharge of Hazardous Materials is caused by Tenant or Tenant’s officers, agents, employees, contractors, permittees or invitees), to enter the Premises during the Term to conduct periodic environmental inspections. Prior to conducting environmental testing, Landlord shall provide seven (7) day’s written notice to Tenant concerning the planned testing procedures and locations. However, in the event of an emergency, no written notice shall be required prior to access to the Premises for any necessary environmental response activities, including environmental testing needed in response to the emergency. Landlord shall endeavor to conduct each inspection or test in the presence of Tenant’s representative and in a manner that does not unreasonably interfere with Tenant’s operations.

11.1.11     No Third Party Beneficiaries.

Except for as provided in Section 28.8, Nothing contained in this Section 10 shall be construed as conferring any benefit on any person not a party to this Lease, nor as creating any right in any person not a party to this Lease to enforcement of any obligation created under this Lease, or waiver of Landlord’s or Tenant’s rights with respect to any third party.

11.1.12     Tenant Obligations Upon Termination.

Prior to vacating the Premises, and in addition to all other requirements under this Lease and without limiting Tenant’s indemnification obligations under this Lease, Tenant shall:

(A)    Remove any Hazardous Materials placed or stored on the Premises during the Term by Tenant or as a result of Tenant’s use or occupancy of the Premises during the Term and shall demonstrate to Landlord’s reasonable satisfaction that such removal is in compliance with all applicable Environmental Laws, including without limitation conducting any environmental audits as may be required by Landlord to demonstrate such removal has been completed according to the terms of this Lease.

(B)    With respect to any release of Hazardous Materials on the Premises not removed pursuant to prior paragraph (a) and not subject to the exceptions therein, Tenant shall promptly investigate and remediate any such release in accordance with the requirements of all applicable Environmental Laws and permits (“Tenant’s Remediation”). If Tenant’s remediation will leave Hazardous Materials in the soil or groundwater at the Airport prior to completion of the remediation, the Tenant shall obtain the Landlord’s written determination that such Hazardous Materials will not interfere with any reuse of the Premises reasonably contemplated or anticipated by the Landlord. If the Landlord does not make such a determination, Tenant will perform the remedial activities necessary to avoid interference with future reuse of the Premises (“Remediation for Reuse”). In the event Tenant fails to perform Tenants’ Remediation or Remediation for Reuse, the Landlord may conduct such reasonable investigation or remediation after providing Tenant with a written notice thirty (30) days in advance and Tenant does not diligently commence and pursue such actions. If the Landlord incurs such costs, Landlord may invoice one hundred and ten percent (110%) of reasonable and documented costs to Tenant.

11.1.13     Survival of Obligations.

Tenant’s obligations under this Section 910 shall survive the expiration or earlier revocation or suspension of this Lease.

11.2	Stormwater.

11.2.1    Tenant acknowledges that certain properties within the Airport, or on Landlord-owned land, are subject to federal and state stormwater rules and regulations. Tenant agrees to observe and abide by such stormwater rules and regulations as may be applicable to Landlord’s property and Tenant’s uses thereof.

11.2.2    Tenant acknowledges that any stormwater discharge permit issued to Landlord may name Tenant as a co-permittee. Tenant acknowledges further that it may be necessary to undertake such actions to minimize the exposure of stormwater to “significant materials” generated, stored, handled or otherwise used by Tenant, as such term may be defined by applicable stormwater rules and regulations, by implementing and maintaining “best management practices” as that term may be defined in applicable stormwater rules and regulations.

11.2.3    Landlord may provide Tenant with written notice of any stormwater discharge permit requirements applicable to Tenant and with which Tenant may be obligated to comply from time-to-time, including but not limited to: certification of non-stormwater discharges; collection of stormwater samples specific to that Tenant’s operations; preparation of stormwater pollution prevention or similar plans; implementation of best management practices; and maintenance of necessary records. Such written notice shall include applicable deadlines. Tenant agrees that within thirty (30) days of receipt of such written notice it shall notify Landlord in writing if it disputes any of the stormwater permit requirements it is being directed to undertake. If Tenant does not provide such timely notice, Tenant will be deemed to assent to undertake such stormwater permit requirements applicable to Tenant’s operations. In that event, Tenant agrees to undertake, at its sole expense, unless otherwise agreed to in writing between Landlord and Tenant, those stormwater permit requirements that specifically apply to Tenant’s operations and can reasonably be complied with by a single tenant (as opposed to requiring broader cooperation and expense among several parties) for which it has received written notice from Landlord, and Tenant agrees that it will hold harmless and indemnify Landlord for any violations or non-compliance with any such permit requirements.

12.	INDEMNIFICATION; LIABILITY OF LANDLORD

12.1	Obligation to Indemnify.

Tenant shall, at its sole cost and expense, indemnify and hold Landlord and its officers, board members, departments, representatives, Landlord’s authorized representative(s), agents, employees, Affiliates, successors and assigns harmless from and against all losses, claims, demands, suits, actions, legal or administrative proceedings, damages, costs, charges and causes of action of every kind or character whatsoever, including, but not limited to, reasonable attorneys’ and consultants’ fees and other legal costs such as those for paralegal, investigative, legal support services and the actual costs incurred for expert witness testimony, (collectively “Claims”) directly or indirectly arising from, related to or connected with, in whole or in part, Tenant’s use of the Premises, including but not limited to Claims directly or indirectly arising from, related to or connected with, in whole or in part: any act, omission, fraud, wrongful or reckless conduct, fault or negligence by Tenant or its officers, directors, agents, employees, subcontractors or suppliers of any tier, or by any of their employees, agents or persons under their direction or control; violation by Tenant or Tenant’s officers, directors, agents, subcontractors or suppliers of any tier, or by any of their employees, agents and persons under their direction or control, of any copyright, trademark or patent or Law; nonpayment to any of Tenant’s subcontractors or suppliers of any tier, or if any officers, agents, consultants, employees or representatives of Tenant or its subcontractors or suppliers of any tier; and, any other act, omission, fault or negligence, whether active or passive, of Tenant or anyone acting under its direction or control or on its behalf in connection with or incidental to the performance of this Lease (collectively “Acts or Omissions”). This indemnification obligation includes any penalties or fines assessed by the FAA or TSA as well as any other costs to the Landlord, such as investigation and security training, incurred as a result of any violation Law, including the Airport Security plan, by the Tenant, its subcontractors, or anyone directly or indirectly employed by them or anyone for whose acts they may be liable. This Section 11.1 does not apply to Environmental Law and Hazardous Materials discharges, which shall be subject to the indemnity provisions in Section 10.

12.2	Obligation to Defend.

Tenant shall, at its sole cost and expense, defend Landlord and its officers, board members, departments, representatives, authorized representative(s), agents and employees, Affiliates, successors and assigns from and against all Claims that are directly or indirectly based, in whole or in part, upon the allegation or assertions, express or implied, that Tenant, or its officers, directors, agents, subcontractors or suppliers of any tier, or any of their employees, agents or persons under their direction or control, committed any Acts or Omissions, regardless of whether such allegations or assertions are true and whether or not Tenant, or its officers, directors, agents, subcontractors or suppliers of any tier, or any of their employees, agents or persons under their direction or control, are ultimately found liable for such Acts or Omissions.

12.3	Landlord’s Obligation to Tender Claim.

Tenant’s duty to defend shall arise only upon Landlord’s tender of defense to Tenant in writing. Upon receipt of Landlord’s tender of defense, if Tenant does not promptly accept the defense and thereafter duly and diligently defend Landlord and its officers, board members, departments, representatives, authorized representative(s), agents and employees, Affiliates, successors and assigns as provided herein, then Tenant shall pay and be liable for the reasonable costs, expenses and attorney fees incurred after the tender of defense by City and its officers, board members, departments, representatives, authorized representative(s), agents and employees, Affiliates, successors and assigns, in defending against the Claims and enforcing this provision.

12.4	Apportionment of Liability.

Nothing herein shall be construed to require Tenant to indemnify, hold harmless, or defend Landlord from Landlord’s fault, which shall be apportioned between the parties based on the proportionate share of fault of each party or as otherwise allowed under Utah law.

12.5	Validity of Obligations.

The parties intend that the indemnity and defense provisions in this Section 11 shall be interpreted so as to be enforceable to the fullest extent permitted by Law, but nothing herein shall be interpreted in any manner to violate public policy.

12.6	Contractor Indemnities.

Tenant’s agreements with its contractors shall provide in writing (in a form acceptable to Landlord) that each subcontractor shall, jointly and severally with Tenant, indemnify and defend Landlord, and Landlord’s officers, board members, departments, representatives, authorized representative(s), agents and employees, Affiliates, successors and assigns, from any alleged wrongful acts, wrongful omissions, or negligence of the subcontractor, and its officers, directors, agents, subcontractors or suppliers of any tier, and their employees, agents or persons under their direction or control, to at least the same degree as Tenant is bound to indemnify, defend and hold Landlord harmless from and against such alleged acts. Nothing in this Lease shall prevent Tenant from making a claim against its subcontractors for contribution at law or pursuing contribution or indemnification from its subcontractors pursuant to the terms and conditions of the subcontracts between Tenant and its subcontractors.

12.7	Indemnification Procedures.

Wherever this Lease requires Tenant to indemnify and/or defend Landlord:

12.7.1    Prompt Notice.

Landlord shall promptly notify Tenant of any claim. To the extent, and only to the extent, that Landlord fails to give prompt notice and such failure materially prejudices Tenant, Tenant shall be relieved of its indemnity obligations for such claim.

12.7.2    Selection of Counsel.

Tenant shall select counsel reasonably acceptable to Landlord. Even though Tenant shall defend the action, Landlord may, at its option and its own expense, engage separate counsel to advise it regarding the claim and its defense. Such counsel may attend all proceedings and meetings. Tenant’s counsel shall actively consult with Landlord’s counsel. Tenant and its counsel shall, however, fully control the defense.

12.7.3    Cooperation.

Landlord shall reasonably cooperate with Tenant’s defense of Landlord, provided Tenant reimburses Landlord’s actual reasonable out of pocket expenses (including legal costs) of such cooperation.

12.7.4    Settlement.

Tenant may, with Landlord’s consent, settle the claim.

12.8	Insurance Proceeds.

Tenant’s obligations shall be reduced by net insurance proceeds Landlord actually receives for the matter giving rise to indemnification.

13.	INSURANCE

13.1	Tenant to Insure.

Tenant must be covered by insurance for the Tenant’s operations and for subcontractors, and for all other parties for whom the Tenant is legally liable. Tenant, at its own cost and expense, shall secure and maintain the following policies of insurance:

13.1.1    Commercial General Liability Insurance.

Tenant shall provide and maintain commercial general liability insurance naming Landlord as additional insured on a primary and non-contributory basis in comparison to all other insurance including Landlord’s own policy or policies of insurance, for all claims against Landlord described herein. Commercial general liability insurance shall include coverage for bodily injury and property damage, products and completed operations liability, premises operations, acts of independent contractors, and such other coverage as may be necessary to protect Landlord herein from such claims and actions. Said insurance shall have limits of not less than $5,000,000 per occurrence limit of liability. If the policy is issued on a claims made basis, the policy shall be maintained for a period of one (1) year following the completion of this Lease or contain a comparable “extended discovery” clause or “tail coverage.”

13.1.2    Business Auto Coverage Form.

The policy or policies shall provide coverage for owned, hired, and non-owned automobiles. The policy or policies shall provide for limits of at least 5,000,000 dollars.

13.1.3    Workers Compensation.

Tenant shall furnish to Landlord adequate evidence of Workers’ Compensation and employer’s liability insurance sufficient to cover all of Tenant’s employees pursuant to Law, unless a waiver of coverage is allowed and acquired pursuant to Law. In the event any work is subcontracted, Tenant shall require its subcontractor(s) similarly to provide workers’ compensation insurance for all of the latter’s employees, unless a waiver of coverage is allowed and acquired pursuant to Utah law.

13.1.4    Special Form Coverage Insurance.

Tenant shall insure for special form coverage any and all Tenant personal property and Improvements on Premises. Such insurance shall be in an amount equal to the full insurable replacement value of such personal property and Improvements.

(A)    All special form coverage insurance policies shall contain loss payable endorsements in favor of the parties as their respective interests may appear hereunder.

(B)    All special form coverage insurance policies placed upon Premises may have a loss payable clause in favor of any mortgagee or lender of Tenant, as its interests may appear.

13.1.5    Additional Insured and Pre-Cancellation Notice.

The insurance policies required above shall contain an endorsement listing Salt Lake City Corporation as an additional insured (except for workers’ compensation required in subparagraph 12.1.3 of this Section) and shall further provide that the policy may not be canceled or modified in a way which impairs the protection of the additional insureds without thirty (30) days prior written notice to Landlord (10 days for non-payment).

13.1.6    Certificates of Insurance.

Prior to execution of this Lease by Landlord, the Tenant shall provide City with certificates evidencing the coverage described above in a form acceptable to City Attorney’s Office. All certificates of insurance shall list Salt Lake City Corporation as Certificate Holder.

13.1.7    Delivery of Certificates of Insurance.

Tenant shall deliver certificates of insurance either by mail to the Notice Address listed in Section 20 or by email to airportinsurance@slc.gov.

13.1.8    Rights Reserved by Landlord.

Landlord reserves the right to increase limits and coverage hereunder consistent with Industry Standards, statute or judicial decision, or Airport policy; provided, however, that any such increase shall be consistent with other similarly situated tenants. Tenant shall then cause its insurance coverages hereunder increased to any such new limit.

13.1.9    Landlord Continuance of Coverage.

If any of the policies of insurance required from the Tenant are canceled or lapse, Landlord may, at Landlord’s sole discretion and upon notice to Tenant, obtain substitute coverage at reasonable rates. Landlord may deduct the cost of such coverage, plus ten percent (10%) for administrative charges, from any monies owing to the Tenant.

13.1.10    Policies of Insurance.

At Landlord’s request, the Tenant shall provide Landlord with the actual policies providing the coverage required above.

13.1.11    Quality of Insurance Companies.

All policies of insurance provided shall be issued by insurance companies qualified to do business in the state of Utah and listed on the United States Treasury Department’s current Department of Treasury Fiscal Services List 570, or having a general policyholders rating of not less than “A-” in the most current available A.M. Best Co., Inc.’s, Best Insurance Report.

13.1.12    Waiver of Subrogation.

Notwithstanding any other provisions contained in this Lease, Tenant hereby waives any rights it may have against Landlord on account of any loss or damage to its property including the Premises and its contents, which arises from any risk generally covered by the insurance or any other insurance required to be carried hereunder, whether or not such other party may have been negligent or at fault in causing such loss or damage. Tenant shall obtain a clause or endorsement in the policies of such insurance which it obtains in connection with the Premises or other area at the Airport to the effect that the insurer waives, or shall otherwise be denied, the right of subrogation against Landlord for any loss covered by such insurance.

13.1.13    Adequacy of Coverage.

Property Insurance means fire and property insurance and builder’s risk insurance sufficient to avoid co-insurance, with “ordinance or law” coverage. Such insurance may contain a deductible clause. The payment of deductibles under any insurance policy required by this Lease shall be made solely by the Tenant, and the Landlord shall not have any liability for payment thereof. To the extent customary for like properties at similar airports in the United States, such insurance shall include coverage for explosion of steam and pressure boilers and similar apparatus located on the Premises; coverage for terrorism; an “increased cost of construction” endorsement; and an endorsement covering demolition and cost of debris removal. Premises Insurance shall also include rental or business interruption insurance in an amount at least equal to twelve times annual Rent and Real Estate Taxes and providing for a 6-month extended period of indemnity. The insurance coverage shall be for not less than one hundred percent (100%) of the full replacement value of the Improvements and Building. Throughout the Term of this Lease, Landlord and Tenant shall periodically (but not more often than once per calendar year) determine a reasonable amount clause for the full replacement value of the Improvements and Building. The payment of deductibles under any insurance policy required by this Lease shall be made solely by the Tenant, and the Landlord shall not have any liability for payment thereof. Landlord and Tenant will agree upon a reasonable and customary deductible on said Improvements and Building in light of the creditworthiness and use of the Premises of the new Tenant. Such amount is subject to the final approval by Landlord in Landlord’s sole discretion. Landlord maintains property insurance that covers the Airport, but will not cover any Improvements made by Tenant to the Premises.

13.1.14    Builder’s Risk Insurance.

During any construction activity, Tenant shall obtain and maintain for the benefit of Landlord “special peril” Builder’s Risk insurance equal to one hundred percent (100%) of the value of Tenant’s Improvement project. Coverage shall also include: (a) form work in place; (b) form lumber on site; (c) temporary structures; (d) equipment; and (e) supplies related to the work while at the site. In the event Tenant fails to maintain such insurance, Landlord may, at its option and upon notice to Tenant, arrange therefor, and any premium incurred shall be reimbursed by Tenant to Landlord upon demand.

13.1.15    Pollution Liability Insurance.

Tenant shall obtain and maintain a Pollution Legal Liability Insurance with a limit of not less than $5,000,000 each occurrence or claim, protecting Tenant from and against liability for bodily injury, property damage, personal injury, environmental site restoration, and clean-up costs, including fines and penalties in accordance with applicable EPA and State regulations. This insurance may not exclude coverage for mold and legionella. Tenant must maintain such coverage for a period of five (5) years after the expiration or earlier termination of this Lease. If this insurance contains a general aggregate limit, it must apply separately to operations under this Lease.

13.1.16    Hangarkeeper’s Liability Insurance.

Tenant shall insure for any and all Tenant controlled aircraft on the Leased Premises. Such insurance shall have limits of no less than $5,000,000 each occurrence or claim.

13.1.17    Business Interruption Coverage.

Tenant shall maintain gross earnings and extra expense insurance that shall include coverage for all amounts due in accordance with Article 3of this Agreement for a minimum of a six (6) month period. The proceeds of such insurance shall be used first to continue rent and fee payments due to City in accordance with this Agreement.

14.	LOSSES AND LOSS PROCEEDS

14.1	Notice.

If either party becomes aware of any damage or destruction of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, affecting any or all Improvements, whether or not insured or insurable (“Casualty”), then such party shall promptly notify the other.

14.2	Duty to Repair and Replace.

If less than 30% of the square footage of the Premises (including the Improvements thereon) are damaged by a Casualty, then such damage is deemed an immaterial loss (“Immaterial Loss”) and Tenant shall, at its own cost and expense, promptly repair, replace, and rebuild the Premises and the Improvements, at least to the extent of the value and as nearly as practicable to the character of Improvements existing immediately prior to such occurrence, and in accordance with the procedures for Landlord’s advance review and approval of plans, etc.

14.3	Substantial Casualty.

If 30% or more of the square footage of the Premises (including the Improvements thereon) are damaged by a Casualty, then such damage is deemed a substantial casualty (“Substantial Casualty”) and Tenant will have the option within a period of thirty (30) days of the date of such Substantial Casualty to elect to terminate the Lease by giving Landlord written notice thereof. If Tenant does not exercise this option, Tenant will promptly repair, replace, and rebuild as set forth in Section 13.2 above. If Tenant does not elect to repair, replace, and rebuild, then the Landlord may request that Tenant demolish the Improvements and return the Premises to substantially the same condition as at the Effective Date.

14.4	Adjustment of Claims; Use of Property Insurance Proceeds.

Unless Tenant has validly elected to terminate the Lease due to a Substantial Casualty, Tenant shall have the sole right and authority to adjust any insurance claim. Property insurance proceeds shall be disbursed: (a) in the case of an Immaterial Loss, to Tenant, to be held in trust to be applied first for restoration; and (b) in the case of any other Casualty, to Tenant for the sole purpose of restoration of the Premises in accordance with Section 13.2 above.

15.	LANDLORD’S TRANSFERS AND RELATED RIGHTS

15.1	Utility Easements.

Landlord reserves to itself and the right to grant to others in the future nonexclusive utility easements (including easements for construction, maintenance, repair, replacement and reconstruction) over, under, through, across or on the Premises in locations that will not unreasonably interfere with Tenant’s use thereof. Landlord also reserves to itself, and the right to grant to others in the future, nonexclusive easements for purposes of access to adjacent Airport property or other property adjacent to the Premises in which Landlord has rights over, under, through, across or on the Premises in locations that will not unreasonably interfere with Tenant’s use thereof. Tenant shall not be obligated to maintain or repair facilities constructed by or on behalf of others under authority granted to them by Landlord and located on the Premises, unless the need for repair is caused by Tenant’s negligence or other wrongful conduct. Any interference as a result of any such easements shall be temporary, and all work on the Premises shall proceed expeditiously and in a manner so to not unreasonably interfere with Tenant’s operations on the Premises. Tenant shall be given reasonable notice before commencement of any work on the Premises. Such work shall not result in the closure of any business on the Premises. In the event the installation or maintenance of such future utility lines in such easements causes any damage to the Premises, or any portion thereof, including but not limited to pavement, curbs and sidewalks, the same shall be repaired by Landlord at its expense, if not so repaired by the party installing and maintaining the line.

15.2	Landlord’s Operational Rights.

Landlord reserves to itself a nonexclusive operational easement (including easements for installation, construction, maintenance, repair, replacement and reconstruction) over, under, through, across or on the Premises in locations that will not unreasonably interfere with Tenant’s use thereof to install items related to the operation of the Airport as well as the provision of safety and security for the Airport or as required by law, including without limitation the installation of security cameras and antennas on the roof of any Building that may be constructed on the Premises as well as related facilities and equipment. Tenant shall not be obligated to maintain or repair facilities or equipment constructed or installed under the terms of the aforementioned easement, unless the need for repair is caused by Tenant’s negligence or other wrongful conduct. Any interference as a result of any such easements shall be temporary, and all work on the Premises shall proceed expeditiously and in a manner so as to minimize unreasonable interference with Tenant’s operations. Tenant shall be given reasonable notice before commencement of any work on the Premises. Such work shall not result in the permanent closure of any business on the Premises. In the event any installation or maintenance as permitted under this Section 14.2 causes any damage to the Premises, or any portion thereof, the same shall be repaired by Landlord at its expense.

15.3	Relocation of Premises.

Upon at least twenty-four (24) months’ prior Notice to the Tenant, Landlord shall have the right to relocate, at Landlord’s expense, any portion of Tenant’s facilities located on the Premises and the Improvements constructed thereon at Landlord’s sole cost and expense. Landlord shall relocate the Premises and the Improvements constructed thereon to another comparable location at the Airport, in which event the “Premises” shall be revised to include the new location of such relocated facilities and not to include the former location(s), as appropriate. Except as otherwise agreed between the parties, the Improvements to be constructed by Landlord on the relocated Premises will be of equal or better quality. Landlord agrees to use all reasonable efforts to minimize interference with Tenant’s operations at the Premises in connection with any such relocation.

16.	TITLE; REPAIRS AND MAINTENANCE

16.1	Title.

Tenant, having constructed and paid for the Buildings and Improvements shall be vested with title to and all incidents of ownership solely in the same for the Initial Term, unless this Lease is terminated prior to Initial Term as provided herein or as otherwise permitted by law or court order. At the end of the Initial Term, or termination of this Lease, title to the Building and Improvements shall, at Landlord’s option, vest in Landlord, or Landlord may require the Building and/or Improvements to be removed by Tenant, in which event Tenant shall, at its sole cost and expense, raze and remove all structures on the Premises, safely cap all utilities, and return the site in a level condition with all debris removed, if so required by Landlord. If Tenant exercises, and Landlord approves, any Renewal Term, title to the Building and Improvements will still vest in Landlord but Landlord may not require Tenant to demolish and remove the Building and/or Improvements until the end of the applicable Renewal Term. In the event Landlord elects not to require demolition of the Building and Improvements, Landlord shall accept the Building and Improvements without cost to Landlord and free and clear of any encumbrances with the Building and Improvements and all alterations and additions thereto in a good state of repair, reasonable wear and tear excepted.

16.2	Repairs and Maintenance for the Term.

For the Term, including any and all Renewal Terms, Tenant agrees that it will, at its expense, maintain and keep the Building, the Premises, and all other Improvements thereon in good order and condition and will make all necessary and appropriate repairs, replacements and renewals thereof, including all structural maintenance. Tenant shall not permit rubbish, debris, waste material or anything unsightly or detrimental to health, or likely to create a fire hazard, or conducive to deterioration, to remain on any part of the Premises or to be disposed of improperly. For the Initial Term, Landlord shall not be required to repair or maintain the Building or the Premises in any way.

16.3	Reimbursement to Landlord.

If Tenant fails to make any repairs, maintain the Building, Improvements, or Premises, or do any work required of it within thirty (30) days after written notice of the need therefor has been given to Tenant by Landlord, Landlord may cause to be performed such work for the account and at the expense of Tenant and all sums so expended by Landlord, together with ten percent (10%) of cost for administration, shall be paid by Tenant on demand.

17.	TENANT’S TRANSFERS; SUBLEASES

17.1	Tenant’s Rights.

Except as otherwise provided herein, until such time that the Improvements have been completed and a Certificate of Occupancy for the Premises has been issued, Tenant may not Transfer this Lease without Landlord’s consent, which consent may be granted or withheld in Landlord’s sole discretion. Any approved assignee of Tenant shall assume all obligations and liabilities of Tenant under this Lease. Tenant shall pay all transfer and other taxes payable on account of any Transfer by Tenant. No approved assignment shall affect any obligations of Tenant or rights of Landlord under this Lease, all of which shall continue in full force and effect notwithstanding any Transfer of this Lease. Notwithstanding the foregoing, upon notice to Landlord, Tenant may assign this Lease to an Affiliate at anytime during the Term of this Lease.

17.2	Subleases.

Tenant may enter into Subleases provided the following (a) No Sublease shall affect any obligations of Tenant or rights of Landlord under this Lease, all of which shall continue in full force and effect notwithstanding any Sublease; (b) Subleases must be subordinate to this Agreement; (c) Tenant provides Landlord a listing of all Sublessees upon Landlord’s request; (d) Any Sublease shall expire no later than one hour before the Expiration Date or earlier termination of the Lease; and (e) the fact that any Sublessee causes any Default shall not relieve Tenant of Tenant’s obligation to cure it. Tenant shall take all steps reasonable and necessary to prevent any such Default.

17.3	Conditions to Effectiveness of Certain Transactions.

No assignment of this Lease or Sublease of (substantially) the entire Premises shall be effective or have any validity unless and until such assignment or Sublease otherwise complies with this Lease and Landlord has consented to such sublease or assignment, if required hereunder, and received: (a) in the case of an assignment, an executed counterpart of the assignment and an assumption of this Lease by the assignee, in a form reasonably acceptable to Landlord, effective as of the date of assignment; (b) in the case of a Sublease of all or substantially all the Premises, a copy of the Sublease complying with and subordinate to this Lease, in a form reasonably acceptable to Landlord; and (c) notice of the assignee or Sublessee.

18.	QUIET ENJOYMENT; TITLE TO CERTAIN PREMISES; CERTAIN AGREEMENTS

18.1	Quiet Enjoyment.

So long as this Lease has not been terminated, and Tenant is not in default under this Lease, Landlord covenants that Tenant shall and may peaceably and quietly have, hold, and enjoy the Premises for the Term, subject to the terms of this Lease, without molestation, hindrance, or disturbance by or from Landlord or anyone claiming by or through Landlord or having title to the Premises paramount to Landlord, and free of any encumbrance created or suffered by Landlord.

18.2	Access and Inspection.

Notwithstanding anything to the contrary in this Lease, Landlord and its agents, representatives, and designees may enter the Premises upon notice of at least two (2) business days during regular business hours (except in the case of an emergency), to: (a) ascertain whether Tenant is complying with this Lease; (b) cure Tenant’s Defaults; (c) inspect the Premises and any Construction; (d) perform such tests, borings, and other analyses as Landlord determines may be necessary or appropriate relating to (non)compliance with any Laws or possible Hazardous Materials discharge; or (e) show the Premises to a prospective Transferee or Fee Mortgagee. In entering the Premises, Landlord and its designees shall not unreasonably interfere with operations on the Premises and shall comply with Tenant’s reasonable instructions.

18.3	Title.

Notwithstanding anything to the contrary in this Lease, all Improvements, Building Equipment, and FF&E located in, on, or at the Premises or otherwise constituting part of the Premises shall during the Term be owned by, and belong to, Tenant. All benefits and burdens of ownership of the foregoing, including title, depreciation, tax credits, and all other tax items, shall be and remain in Tenant during the Term. Upon termination of this Lease prior to full Term for any reason, title to and ownership of all Improvements constructed or installed by Tenant on the Premises, including without limitation the Improvements, shall vest in Landlord. Title to Tenant’s trade equipment shall not vest in Landlord unless Tenant fails to remove all trade equipment or other personal property from the Premises within thirty (30) days from such termination.

19.	EVENTS OF DEFAULT; REMEDIES

19.1	Definition of “Event of Default”.

An “Event of Default” means the occurrence of any one or more of the following:

19.1.1    Monetary Default.

If Tenant fails to pay any Rent or other money (including Real Estate Taxes and insurance premiums) when and as this Lease requires (“Monetary Default”) and continues for ten days after notice to Tenant.

19.1.2    Prohibited Liens.

If Tenant fails to comply with any obligation regarding Prohibited Liens and does not remedy such failure within thirty (30) days after notice from Landlord.

19.1.3    Bankruptcy or Insolvency.

If Tenant ceases to do business as a going concern, ceases to pay its debts as they become due or admits in writing that it is unable to pay its debts as they become due, or becomes subject to any bankruptcy proceeding (except an involuntary bankruptcy proceeding dismissed within one hundred and eighty (180) days after commencement), or a custodian or trustee is appointed to take possession of, or an attachment, execution or other judicial seizure is made with respect to, substantially all of Tenant’s assets or Tenant’s interest in this Lease (unless such appointment, attachment, execution, or other seizure was involuntary and is contested with diligence and continuity and vacated and discharged within one hundred and eighty (180) days).

19.1.4    Nonmonetary Default.

If Tenant fails to comply with any affirmative or negative covenant or obligation in this Lease, except a Monetary Default; or breaches any representation or warranty (as of the date made or deemed made), and Tenant does not cure it within thirty (30) days after notice from Landlord, or, if the nature of the default is such that is cannot with due diligence be cured within thirty (30) days, Tenant fails to advise Landlord of Tenant’s intention to take all reasonable steps to cure such Nonmonetary Default, and duly commence such cure within such period, and then diligently prosecute such cure to completion; and (c) complete such cure within a reasonable time under the circumstances (not necessarily limited to thirty (30) days).

19.2	Remedies.

If an Event of Default occurs, then Landlord shall, at Landlord’s option, have any or all of the following remedies, all cumulative (so exercise of one remedy shall not preclude exercise of another remedy), in addition to such other remedies as may be available at law or in equity or under any other terms of this Lease. Landlord’s remedies include:

19.2.1    Termination of Tenant’s Rights.

Landlord may terminate Tenant’s right to possess the Premises upon notice, in which case this Lease shall terminate, such date of termination shall be the Expiration Date, and Tenant shall immediately surrender possession to Landlord.

19.2.2    Taking Possession.

Upon termination of this Lease by Landlord, Landlord may re-enter and take possession of the Premises, and remove Tenant without thereby being liable for damages or guilty of trespass. This is intended to constitute an express right of re-entry by Landlord. No re-entry by Landlord shall absolve or discharge Tenant from liability under this Lease.

19.2.3    Suits Before Expiration Date.

Landlord may sue for damages or to recover Rent from time to time at Landlord’s election.

19.2.4    Receipt of Moneys.

No receipt of money by Landlord from Tenant after termination of this Lease, or after the giving of any notice of termination of this Lease, shall reinstate, continue, or extend this Lease or affect any notice theretofore given to Tenant, or waive Landlord’s right to enforce payment of any Rent payable or later falling due, or Landlord’s right to recover possession by proper remedy, except as this Lease expressly states otherwise, it being agreed that after service of notice to terminate this Lease, Landlord may demand, receive, and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of use and occupation or, at Landlord’s election, on account of Tenant’s liability.

19.2.5    No Waiver.

No failure by Landlord to insist upon strict performance of any covenant, agreement, term, or condition of this Lease or to exercise any right or remedy upon a Default, and no acceptance of full or partial Rent during continuance of any such Default, shall waive any such Default or such covenant, agreement, term, or condition. No covenant, agreement, term, or condition of this Lease to be performed or complied with by Tenant, and no Default, shall be modified except by a written instrument executed by Landlord. No waiver of any Default shall modify this Lease. Each and every covenant, agreement, term, and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent Default of such covenant, agreement, term or condition of this Lease.

19.2.6    Security Devices.

Landlord may change the locks and other security devices providing admittance to the Premises.

19.2.7    Damages.

Landlord may recover from Tenant all damages Landlord incurs by reason of Tenant’s Default, including reasonable costs of recovering possession, reletting the Premises, and any and all other damages legally recoverable by Landlord, and reimbursement of Landlord’s out of pocket costs, including attorneys’ and consultants’ fees, and fees for dishonored checks.

19.2.8    Injunction of Breaches.

Whether or not an Event of Default has occurred, Landlord may obtain a court order enjoining Tenant from continuing any Default or from committing any threatened Default. Tenant specifically and expressly acknowledges that damages may not constitute an adequate remedy for any nonmonetary default.

19.2.9    Continue Lease.

Landlord may at Landlord’s option maintain Tenant’s right to possession. In that case, this Lease shall continue and Landlord may continue to enforce it, including the right to collect Rent when due and any remedies for nonpayment.

19.2.10    Restoration Funds.

Upon any termination of this Lease, to the extent that Landlord holds any insurance proceeds, they shall be applied solely as Landlord directs, including as a payment toward any sums then payable to Landlord.

19.3	Tenant’s Late Payments; Late Charges.

If Tenant fails to make any payment to Landlord required under this Lease within ten days after receipt of notice, then in addition to any other remedies of Landlord, and without reducing or adversely affecting any of Landlord’s other rights and remedies, Tenant shall pay Landlord interest rate of 18% per annum on such late payment, beginning on the date such payment was first due and payable and continuing until the date when Tenant actually makes such payment.

19.4	Landlord’s Right to Cure.

If Tenant at any time fails to make any payment or take any action this Lease requires, then Landlord, after 30 days’ notice to Tenant, or in an emergency with such notice (if any) as is reasonably practicable under the circumstances, and without waiving or releasing Tenant from any obligation or Default and without waiving Landlord’s right to take such action as this Lease may permit as a result of such Default, may (but need not) make such payment or take such action. Tenant shall reimburse Landlord for an amount equal to (a) all reasonable sums paid, and reasonable costs and expenses (including legal costs) incurred, by Landlord in exercising its cure rights under this paragraph; and (b) interest of 18% per annum on the amount in subparagraph 18.4(a).

19.5	Holding Over.

No holding over is permitted, and if for any reason or no reason Tenant remains in the Premises after the Expiration Date, then Landlord will suffer injury that is substantial, difficult, or impossible to measure accurately. Therefore, if Tenant remains in the Premises after the Expiration Date, for any reason or no reason, then in addition to any other rights or remedies of Landlord, Tenant shall pay to Landlord, as liquidated damages and not as a penalty, for each month (prorated daily for partial months) during which Tenant holds over after the Expiration Date, a sum equal to 200% times the monthly Rent, including Additional Rent, payable under this Lease during the year preceding the Expiration Date.

19.6	Accord and Satisfaction; Partial Payments.

No payment by Tenant or receipt by Landlord of a lesser amount than the amount owed under this Lease shall be deemed to be other than a part payment on account by Tenant. Any endorsement or statement on any check or letter accompanying any check or payment of Rent shall not be deemed an accord or satisfaction. Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy.

19.7	Miscellaneous.

Landlord and Tenant further agree as follows with respect to any Defaults and Landlord’s rights and remedies.

19.8	Survival.

No termination of this Lease and no taking possession of or reletting the Premises shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession, or reletting, but subject to any limitations on personal liability or recourse in this Lease.

19.9	Multiple Suits.

Landlord may sue to recover damages, or sum(s) equal to any installment(s) of Rent payable by Tenant, from time to time at Landlord’s election. Nothing in this Lease requires Landlord to await the date when this Lease or the Term would have expired absent an Event of Default and a resulting termination of this Lease.

20.	END OF TERM

Upon the Expiration Date: (a) all Improvements shall become Landlord’s property; (b) Tenant shall deliver to Landlord possession of the Premises, in the condition this Lease requires, subject to any loss that this Lease does not require Tenant to restore; (c) Tenant shall surrender any right, title, or interest in and to the Premises and deliver such evidence and confirmation thereof as Landlord reasonably requires; (d) Tenant shall deliver the Premises free and clear of all: (i) subleases, and (ii) liens except liens that Landlord or any of its agents caused; (e) Tenant shall assign to Landlord, without recourse, and give Landlord copies or originals of, all assignable licenses, permits, contracts, warranties, and guarantees then in effect for the Premises; (f) the parties shall adjust for any prepaid Rent and shall make such payments as shall be appropriate on account of such adjustment in the same manner as for a sale of the Premises (but any sums otherwise payable to Tenant shall first be applied to cure any Default); and (g) the parties shall terminate the Memorandum of Lease. Notwithstanding anything to the contrary in this paragraph, Tenant shall remove from the Premises any FF&E, and Tenant must do so within thirty (30) days after the Expiration Date, at which point title to any remaining FF&E shall immediately pass to Landlord.

21.	NOTICES

All notices shall be in writing and addressed to Landlord or Tenant respectively. Notices Either party may change its address by notice in compliance with this Lease. Notice of such a change shall be effective only upon receipt. Any party giving a notice may request the recipient to acknowledge receipt of such notice. The recipient shall promptly comply with any such request, but failure to do so shall not limit the effectiveness of any notice.

Notice will be sufficient if delivered to the following Notice Addresses by hand delivery directly to the named individual or title, by express U.S. mail postage prepaid, or by overnight delivery service for which delivery receipt is required.

To City:

Airport Contracts and Procurement Manager

Salt Lake City Department of Airports

Salt Lake City International Airport

P.O. Box 145550

Salt Lake City, Utah 84114-5550

Email: Airport.Notices@slc.gov

Hand delivery:

Airport Contracts and Procurement Manager

Salt Lake City Department of Airports

Salt Lake City International Airport

Administrative Offices, Third Floor

3920 West Terminal Drive

Salt Lake City, Utah 84122

Ph. No. (801) 575-2401

Overnight carrier:

Airport Contracts and Procurement Manager

Salt Lake City Department of Airports

Salt Lake City International Airport

3619 West 510 North

Salt Lake City, Utah 84116

Ph. No. (801) 575-2401

To Tenant:

SLC Development LLC

c/o Sky Harbour LLC

136 Tower Rd., Suite 205

White Plains, NY 10605

ATTN: Alison Squiccimarro, In House Counsel

Ph. No. (914) 261-8382

Email: asquiccimarro@skyharbour.group

With a copy to:

Sky Harbour LLC

3851 NW 145th St

Opa-locka, FL 33054

With a copy:

Approved Leasehold Mortgagee (subject to notice requirement to Landlord described below)

Any notice delivered by hand shall be deemed received by the addressee upon actual delivery; any notice delivered by overnight delivery service or express mail as set forth in this Lease shall be deemed received by the addressee on the following business day after deposit. The parties may designate in writing other Notice Addresses for notice from time to time.

If an Approved Leasehold Mortgagee, as defined in Section 28, provides written notice to Landlord containing notice of an Approved Leasehold Mortgagee’s address for notices, and an Approved Leasehold Mortgagee receives written confirmation of Landlord’s receipt of such notice of interest and notice address, then Landlord will send notices of Tenant’s default under this Lease to such Approved Leasehold Mortgagee in the same manner as set forth above.

22.	ADDITIONAL DELIVERIES; THIRD PARTIES

22.1	Estoppel Certificates.

Up to twice a year, Tenant may request that Landlord execute, acknowledge, and deliver to Tenant (or directly to a designated third party) an estoppel certificate in substantially the form provided in Exhibit B.

22.2	Further Assurances.

Each party shall execute and deliver such further documents, and perform such further acts, as may be reasonably necessary to achieve the parties’ intent in entering into this Lease.

22.3	Amendment.

Any amendment of this Lease must be in writing signed by both parties.

22.4	Successors and Assigns.

This Lease shall bind and benefit Landlord and Tenant and their successors and assigns, but this shall not limit or supersede any Transfer restrictions.

22.5	No Third-Party Beneficiaries.

Except as stated in Section 28.8, nothing in this Lease confers on any Person (except Landlord and Tenant) any right to insist upon, or to enforce against Landlord or Tenant, the performance or observance by either party of its obligations under this Lease.

23.	MISCELLANEOUS

23.1	Performance Under Protest.

If a dispute arises about performance of any obligation under this Lease, the party against which such obligation is asserted shall have the right to perform it under protest, which shall not be regarded as voluntary performance. A party that has performed under protest may institute appropriate proceedings to recover any amount paid or the reasonable cost of otherwise complying with any such obligation, with interest at the Prime Rate.

23.2	Survival.

All rights and obligations that by their nature are to be performed after any termination of this Lease shall survive any such termination.

23.3	Force Majeure.

Neither Landlord nor Tenant shall be liable in any manner for any failure or delay in the performance or fulfillment of any of its duties or obligations hereunder, other than Tenant’s payment of Rent, to the extent resulting from any cause or circumstance beyond its reasonable control or reasonable ability to remedy, including, but not limited to, acts of God, federal or state laws, or Governmental regulations, orders or restrictions, war, war-like conditions, hostilities, mobilization, blockades, embargo or other transportation delay, detention, revolution, riot, looting, strike, lockout or other labor disputes, shortages of labor, inability to secure fuel, materials, supplies or power or because of shortages thereof, epidemic, fire or flood. In connection therewith, Landlord reserves the right to allocate its resources as it, in its sole discretion, deems fair and equitable. Either party shall have a reasonable amount of time after such cause or circumstance described above is remedied to perform the obligations of the party under this Lease.

24.	INTERPRETATION, EXECUTION, AND APPLICATION OF LEASE

24.1	Captions.

The captions of this Lease are for convenience and reference only. They in no way affect this Lease.

24.2	Counterparts.

This Lease may be executed electronically and in counterparts, all of which shall constitute one complete document for the purposes hereof.

24.3	Delivery of Drafts.

Neither party shall be bound by this Lease unless and until such party shall have executed and delivered at least one counterpart of this Lease. The submission of draft(s) or comment(s) on drafts shall bind neither party in any way. Such draft(s) and comment(s) shall not be considered in interpreting this Lease.

24.4	Entire Agreement.

This Lease contains all terms, covenants, and conditions about the Premises. The Parties have no other understandings or agreements, oral or written, about the Premises or Tenant’s use or occupancy of, or any interest of Tenant in, the Premises.

24.5	Governing Law; Venue.

This Lease, its interpretation and performance, the relationship between the parties, and any disputes arising from or relating to any of the foregoing, shall be governed, construed, interpreted, and regulated under the laws of the State of Utah, without regard to principles of conflict of laws. Venue for any action arising from this Lease shall be solely in the state and federal courts of Salt Lake County, Utah.

24.6	Partial Invalidity.

If any term or provision of this Lease or its application to any party or circumstance shall to any extent be invalid or unenforceable, then the remainder of this Lease, or the application of such term or provision to persons or circumstances except those as to which it is invalid or unenforceable, shall not be affected by such invalidity. All remaining provisions of this Lease shall be valid and be enforced to the fullest extent that Laws allow.

24.7	Principles of Interpretation.

No inference in favor of or against any party shall be drawn from the fact that such party has drafted any part of this Lease. The parties have both participated substantially in its negotiation, drafting, and revision, with advice from counsel and other advisers. A term defined in the singular may be used in the plural, and vice versa, all in accordance with ordinary principles of English grammar, which also govern all other language in this Lease. The words “include” and “including” shall be construed to be followed by the words: “without limitation.” Each of these terms shall be interpreted as if followed by the words “(or any part of it)” except where the context clearly requires otherwise: Building Equipment; FF&E; Fee Estate; Improvements; Land; Leasehold Estate; Premises; Structure; and any other similar collective noun. Every reference to any document, including this Lease, refers to such document as Modified from time to time (except, at Landlord’s option, any Modification that violates this Lease), and includes all exhibits, schedules, and riders to such document. The word “or” includes the word “and.”

24.8	Rules and Regulations.

At its sole cost and expense, Tenant shall comply, and shall exercise reasonable efforts to cause its agents, employees, guests, invitees and contractors to comply, with all rules and regulations governing the conduct at the Airport and the operations of the Airport, promulgated from time to time by the Airport Director.

25.	REQUIRED FEDERAL PROVISIONS

25.1	Subordination to Governmental Agreements.

This Lease and all provisions hereof are subject and subordinate to the terms and conditions of any existing or future agreement entered into between Landlord and the United States of America for the improvement or operation and maintenance of Airport, the execution of which has been or may be required as a condition precedent to the transfer of federal rights or property to the Landlord for Airport purposes, or the expenditure of federal funds for the improvements or development of Airport; this Lease will be subject to any ordinances, rules or regulations which have been, or may hereafter be adopted pertaining to Airport. Tenant shall reasonably abide by the requirements of agreements entered into between Landlord and the United States, and shall consent to amendments and modifications of this Lease if required by such agreements or if required as a condition of the Landlord’s entry into such agreements.

25.2	Right of Flight.

It will be a condition of this Lease, that Landlord reserves unto itself, its successors and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the real property herein described, together with the right to cause in said airspace such noise as may be inherent in the operation of aircraft, now known or hereafter used, for navigation of or flight in the said airspace, and for use of said airspace for landing on, taking off from or operating on Airport.

25.3	Non-Interference.

Tenant, by entering into this Lease agrees for itself, its successors, and assigns that it will not do or permit to be done by its officers, agents, employees, contractors or invitees, any act or omission that could reasonably be expected to interfere with the landing and taking off of aircraft from the Airport or otherwise constitute a hazard, or unreasonably interfere with the conduct of business by an Air Carrier, tenant or contractor of Landlord, or unreasonably interfere with the performance of their duties by the staff of Landlord or by the staff of FAA, TSA or any other agency of the U.S. Government, or of the contractors thereof. In the event this covenant is breached, Landlord reserves the right, in addition to any other rights or remedies under this Lease or in law or equity, to enter upon the Premises and cause the abatement of such interference at the expense of Tenant.

25.4	General Civil Rights Provisions.

In all its activities within the scope of its airport program, Tenant agrees to comply with pertinent statutes, Executive Orders, and such rules as identified in Title VI List of Pertinent Nondiscrimination Acts and Authorities to ensure that no person shall, on the grounds of race, color, national origin (including limited English proficiency), creed, sex (including sexual orientation and gender identity), age, or disability be excluded from participating in any activity conducted with or benefiting from Federal assistance. If the Tenant transfers its obligation to another, the transferee is obligated in the same manner as the Tenant. The above provision obligates the Tenant for the period during which the property is owned, used or possessed by the Tenant and the Landlord remains obligated to the Federal Aviation Administration.

25.5	Compliance with Nondiscrimination Requirements.

During the performance of this Lease, the Tenant, for itself, its assignees, and successors in interest (hereinafter referred to as the “Tenant”), agrees as follows:

25.5.1    Compliance with Regulations.

The Tenant (hereinafter includes consultants) will comply with the Title VI List of Pertinent Nondiscrimination Acts and Authorities, as they may be amended from time to time, which are herein incorporated by reference and made a part of this Lease.

25.5.2    Nondiscrimination.

The Tenant, with regard to the work performed by it during the Lease, will not discriminate on the grounds of race, color, national origin (including limited English proficiency), creed, sex (including sexual orientation and gender identity), age, or disability in the selection and retention of subcontractors, including procurements of materials and leases of equipment. The Tenant will not participate directly or indirectly in the discrimination prohibited by the Nondiscrimination Acts and Authorities, including employment practices when the contract covers any activity, project, or program set forth in Appendix B of 49 CFR part 21.

25.5.3    Solicitations for Subcontracts, including Procurements of Materials and Equipment.

In all solicitations, either by competitive bidding or negotiation made by the Tenant for work to be performed under a subcontract, including procurements of materials, or leases of equipment, each potential subcontractor or supplier will be notified by the Tenant of the contractor’s obligations under this contract and the Nondiscrimination Acts and Authorities on the grounds of race, color, or national origin.

25.5.4    Information and Reports.

Tenant will provide all information and reports required by the Acts, the Regulations, and directives issued pursuant thereto and will permit access to its books, records, accounts, other sources of information, and its facilities as may be determined by the Sponsor or the Federal Aviation Administration to be pertinent to ascertain compliance with such Nondiscrimination Acts and Authorities and instructions. Where any information required of a contractor is in the exclusive possession of another who fails or refuses to furnish the information, the Tenant will so certify to the Sponsor or the Federal Aviation Administration, as appropriate, and will set forth what efforts it has made to obtain the information.

25.5.5    Sanctions for Noncompliance.

In the event of Tenant’s noncompliance with the non-discrimination provisions of this contract, the Sponsor will impose such contract sanctions as it or the Federal Aviation Administration may determine to be appropriate, including, but not limited to:

(A)	Withholding payments to the Contractor under the contract until the Contractor complies; and/or

(B)	Cancelling, terminating, or suspending a contract, in whole or in part.

25.5.6    Incorporation of Provisions.

Tenant will include the provisions of paragraphs 23.5.1 through 23.5.6 in every subcontract, including procurements of materials and leases of equipment, unless exempt by the Acts, the Regulations, and directives issued pursuant thereto. Tenant will take action with respect to any subcontract or procurement as the Landlord or the Federal Aviation Administration may direct as a means of enforcing such provisions including sanctions for noncompliance. Provided, that if the Tenant becomes involved in, or is threatened with litigation by a subcontractor, or supplier because of such direction, Tenant may request the Landlord to enter into any litigation to protect the interests of the Landlord. In addition, Tenant may request the United States to enter into the litigation to protect the interests of the United States.

25.6	Lease of Real Property.

The Tenant for himself/herself, his/her heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that:

In the event facilities are constructed, maintained, or otherwise operated on the property described in this (deed, license, lease, permit, etc.) for a purpose for which a Federal Aviation Administration activity, facility, or program is extended or for another purpose involving the provision of similar services or benefits, the (grantee, licensee, lessee, permittee, etc.) will maintain and operate such facilities and services in compliance with all requirements imposed by the Nondiscrimination Acts and Regulations listed in the Title VI List of Pertinent Nondiscrimination Acts and Authorities (as may be amended) such that no person on the grounds of race, color, or national origin, will be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities.

25.7	Affirmative Action.

The Tenant for himself/herself, his/her heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that (1) no person on the ground of race, color, or national origin, will be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities, (2) that in the construction of any improvements on, over, or under such land, and the furnishing of services thereon, no person on the ground of race, color, or national origin, will be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination, (3) that the Tenant will use the premises in compliance with all other requirements imposed by or pursuant to the Title VI List of Pertinent Nondiscrimination Acts and Authorities.

In the event of breach of any of the above Non-discrimination covenants, Landlord will have the right to terminate the Lease and to enter or re-enter and repossess said land and the facilities thereon, and hold the same as if said Lease had never been made or issued.

25.8	Title VI of Pertinent Nondiscrimination Acts and Authorities.

During the performance of this Lease, Tenant, for itself, assignees, and successors-in-interest (hereinafter referred to as the “Tenant”) agrees to comply with the following non-discrimination statutes and authorities; including but not limited to:

(a)	Title VI of the Civil Rights Act of 1964 (42 USC § 2000d et seq., 78 stat. 252) (prohibits discrimination on the basis of race, color, national origin);

(b)	49 CFR part 21 (Non-discrimination in Federally-Assisted programs of the Department of Transportation—Effectuation of Title VI of the Civil Rights Act of 1964);

(c)

The Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970, (42 USC § 4601) (prohibits unfair treatment of persons displaced or whose property has been acquired because of Federal or Federal-aid programs and projects);

(d)

Section 504 of the Rehabilitation Act of 1973 (29 USC § 794 et seq.), as amended (prohibits discrimination on the basis of disability); and 49 CFR part 27 (Nondiscrimination on the Basis of Disability in Programs or Activities Receiving Federal Financial Assistance);

(e)	The Age Discrimination Act of 1975, as amended (42 USC § 6101 et seq.) (prohibits discrimination on the basis of age);

(f)	Airport and Airway Improvement Act of 1982 (49 USC § 47123), as amended (prohibits discrimination based on race, creed, color, national origin, or sex);

(g)

The Civil Rights Restoration Act of 1987 (PL 100-259) (broadened the scope, coverage and applicability of Title VI of the Civil Rights Act of 1964, the Age Discrimination Act of 1975 and Section 504 of the Rehabilitation Act of 1973, by expanding the definition of the terms “programs or activities” to include all of the programs or activities of the Federal-aid recipients, sub-recipients and contractors, whether such programs or activities are Federally funded or not);

(h)

Titles II and III of the Americans with Disabilities Act of 1990 (42 USC § 12101, et seq) (prohibit discrimination on the basis of disability in the operation of public entities, public and private transportation systems, places of public accommodation, and certain testing entities) as implemented by U.S. Department of Transportation regulations at 49 CFR parts 37 and 38;

(i)	The Federal Aviation Administration’s Nondiscrimination statute (49 USC § 47123) (prohibits discrimination on the basis of race, color, national origin, and sex);

(j)

Executive Order 12898, Federal Actions to Address Environmental Justice in Minority Populations and Low-Income Populations (ensures nondiscrimination against minority populations by discouraging programs, policies, and activities with disproportionately high and adverse human health or environmental effects on minority and low-income populations);

(k)

Executive Order 13166, Improving Access to Services for Persons with Limited English Proficiency, and resulting agency guidance, national origin discrimination includes discrimination because of limited English proficiency (LEP). To ensure compliance with Title VI, you must take reasonable steps to ensure that LEP persons have meaningful access to your programs (70 Fed. Reg. 74087 (2005);

(l)	Title IX of the Education Amendments of 1972, as amended, which prohibits you from discriminating because of sex in education programs or activities (20 USC § 1681, et seq).

25.9	Exclusive Rights.

Nothing contained in this Lease shall be deemed to grant to Tenant any exclusive right or privilege within the meaning of 49 U.S.C. § 40103€ or any other Law, except that, subject to the terms and provisions of this Lease, Tenant shall have the right to exclusive possession of the Premises under this Lease. Landlord reserves the right to allow others to provide the same or similar operations as the Permitted Uses at the Airport.

25.10	Americans with Disabilities Act (ADA).

Tenant acknowledges that, pursuant to the Americans with Disabilities Act, 42 U.S.C. Sections 12101 et seq. and applicable Utah law concerning public access for persons with disabilities, as amended and supplemented (ADA) and the Air Carrier Access Act, 49 U.S.C. Section 41705, as amended and supplemented (ACAA), to the extent applicable to Tenant, programs, services and other activities provided by a public entity to the public, whether directly or through a contractor, must be accessible to the disabled public. To the extent the ADA or the ACAA is so applicable: (a) Tenant shall provide the services specified in this Lease in a manner that complies with the ADA or the ACAA, as applicable, and any and all other applicable federal, State and local disability rights legislation; (b) Tenant agrees not to discriminate against disabled persons in the provision of services, benefits or activities provided under this Tenant; and (c) Tenant further agrees that any violation of this prohibition on the part of Tenant, its employees, agents or assigns shall constitute a material breach of this Lease.

25.11	Waiver of Visual Artists Rights.

Tenant shall not install any object in the Premises that constitutes a work of visual art under the Visual Artists Rights Act of 1990 (VARA) unless and until Tenant has (a) obtained the prior written approval of Landlord and (b) provided Landlord with a written waiver from the author of such work of visual art, in form and substance reasonably satisfactory to Landlord, which waiver shall identify specifically the work of visual art and the uses of that work to which the waiver applies in accordance with 17 U.S.C. § 106A(e)(1) and that specifies that installation of the work may subject the work to destruction, distortion, mutilation, or other modification, by reason of its removal in accordance with 17 U.S.C. § 113(d)(1)(B).

25.12	Right to Develop Airport.

Landlord reserves the right to further develop or improve the Airport as it sees fit, regardless of the desires or view of Tenant and without interference or hindrance.

25.13	Federal Government’s Emergency Clause.

All provisions of this Lease shall be subordinate to the rights of the United States of America to operate the Airport or any part thereof during time of war or national emergency. Such rights shall supersede any provisions of this Lease inconsistent with the operations of the Airport by the United States of America.

25.14	Incorporation of Provisions.

Tenant will include the provisions of Sections 23.1.1 to Section 23.5.6 in every contract and subcontract, including procurements of materials and leases of equipment, unless exempt by the Laws. Tenant will take action with respect to any subcontract or procurement as the sponsor or FAA may direct as a means of enforcing such provisions including sanctions for noncompliance. Provided, that if Tenant becomes involved in, or is threatened with litigation by a subcontractor, or supplier because of such direction, Tenant may request Landlord to enter into any litigation to protect the interests of Landlord. In addition, Tenant may request the United States to enter into the litigation to protect the interests of the United States. In the event that the FAA requires, as a condition precedent to granting of funds for the improvement of the Airport, modifications or changes to this Lease, Tenant agrees to consent in writing upon the request of Landlord to such reasonable amendments, modifications, revisions, supplements or deletions of any of the terms, conditions, or requirements of this Lease as may be reasonably required to enable Landlord to obtain FAA funds, provided that in no event shall such changes materially impair the rights of Tenant hereunder. Except where such material impairment could occur, a failure by Tenant to so consent shall constitute a breach of this Lease and an Event of Default.

26.	STATE SPECIFIC PROVISIONS

26.1	Representation Regarding Ethical Standards for City Officers and Employees and Former City Officers and Employees.

Tenant represents that it has not: (a) provided an illegal gift or payoff to an officer or employee or former officer or employee of the other party, or his or her relative or business entity; (b) retained any person to solicit or secure this contract upon an agreement or understanding for a commission, percentage, or brokerage or contingent fee, other than bona fide employees or bona fide commercial selling agencies for the purpose of securing business; (c) knowingly breached any of the ethical standards set forth in Salt Lake City’s conflict of interest ordinance, Chapter 2.44, Salt Lake City Code, or in any comparable conflict of interest ordinance; or (d) knowingly influenced, and hereby promises that it will not knowingly influence, an officer or employee or former officer or employee of the other party to breach any of the ethical standards set forth in the city’s conflict of interest ordinance, Chapter 2.44, Salt Lake City Code, or in any comparable conflict of interest ordinance.

26.2	Government Records Access and Management Act.

Landlord is subject to the requirements of the Government Records Access and Management Act, Chapter 2, Title 63, Utah Code Annotated or its successor (“GRAMA”). All materials submitted by Tenant pursuant to this Lease are subject to disclosure unless such materials are exempt from disclosure pursuant to GRAMA. The burden of claiming an exemption from disclosure shall rest solely with Tenant. Any materials for which Tenant claims a privilege from disclosure shall be submitted marked as “Confidential” and accompanied by a statement from Tenant explaining its claim of exemption from disclosure. Landlord will make reasonable efforts to notify the Tenant of any requests made for disclosure of documents submitted under a claim of confidentiality. Tenant may, at its sole expense, take any appropriate actions to prevent disclosure of such material. Tenant specifically waives any claims against Landlord related to disclosure of any materials required by GRAMA.

27.	AVIATION OPERATIONS

27.1	Release.

Tenant releases the Landlord from any present or future liability whatsoever and covenants not to sue the Landlord for damages or any other relief based directly or indirectly upon noise, light, vibrations, smoke, air currents, electronic or other emissions or flight (including overflight of the Premises) occurring as a result of aviation or airport or airport-related operations at or otherwise associated with the Airport, said release and covenant to include, but not be limited to claims (known or unknown) for damages for physical or emotional injuries, discomfort, inconvenience, property damage, death, interference with use and enjoyment of property, nuisance, or inverse condemnation or for injunctive or other extraordinary or equitable relief. It is further agreed that the Landlord shall have no duty to avoid or mitigate such damages by, without limitation, setting aside or condemning buffer lands, rerouting air traffic, erecting sound or other barriers, establishing curfews, noise or other regulations, relocating airport facilities or operations or taking other measures, except to the extent, if any, that such actions are validly required by Governmental authority.

27.2	Easement Reservation.

The Landlord reserves from the Premises an easement for flight of aircraft in or adjacent to the airspace above the Premises and for the existence and imposition over, on and upon said Premises of noise, light, vibrations, smoke, air currents, electronic or other emissions, discomfort, inconvenience, interference with use and enjoyment, and any consequent reduction in market value which may occur directly or indirectly as a result of aviation, airport or airport related operations at or otherwise associated with use of the Airport. Tenant accepts the Premises subject to the risks and activities hereinabove described.

27.3	14 C.F.R. Part 77, Obstructions in Navigable Airspace.

Tenant agrees to comply with the applicable notification and review requirements covered in 14 CFR Part 77 of the Federal Aviation Regulations, in the event future construction of a Building is planned for the Premises covered by this Lease, or in the event of any planned modification or alteration of any present or future Building or structure situated on the Premises. Tenant, by accepting this Lease, expressly agrees for itself, its successors, and assigns that it will not erect nor permit the erection of any structure or object nor permit the growth of any tree on the Premises or any other obstruction, that exceeds the height requirements contained in 14 CFR Part 77 or amendments thereto, or interferes with the runway and/or taxiway “line of sight” of the control tower. In the event the aforesaid covenants are breached, the Landlord reserves the right to enter upon the Premises covered by this Lease and to remove the offending structure or object or cut the offending tree, all of which shall be at the expense of Tenant.

28.	AIRPORT SECURITY

28.1	TSA Airport Security.

Tenant acknowledges that security is of primary importance at the Airport, and that security requirements are likely to change during the term of this Lease. Tenant shall at all times comply with all federal, state and local security laws, regulations, policies, requirements and directives whether written or verbal, including, without limitation, 49 CFR Part 1542 “Airport Security” or any amendment or successor thereto, and Tenant will work cooperatively with City in connection with the same. Tenant understands and agrees that the same may impact Tenant’s business operations and costs. Tenant further agrees that it shall be strictly liable for the payment of any civil penalties assessed against City or Tenant relating to security, and shall be solely and fully responsible for any and all breaches of security and the consequences thereof resulting from the negligence or intentional acts of omission or commission of its officers, employees, representatives, agents, servants, subtenants, consultants, contractors, successors, assigns and suppliers.

28.2	Aircraft Operating Area.

28.2.1    Access to Aircraft Operations Area.

Tenant shall have access to the Airport’s aircraft operations area (“AOA”), provided such access is obtained in accordance with all applicable federal and Landlord security procedures. Movement of all persons into and from the AOA shall be cleared in accordance with federal and Airport rules and regulations. Tenant shall be responsible for the proper opening and closing of security gates and/or doors permitting access the AOA.

28.2.2    Vehicle Operations within the AOA.

No vehicles owned or operated by Tenant will be allowed within the AOA, except in accordance with federal and Airport regulations.

28.3	Maintenance.

Tenant shall provide and maintain adequate security within and around the Premises and shall be responsible for monitoring the use of the Premises and preventing unauthorized access to or use of the same. Tenant shall take any action that may be required to insure compliance with those requirements promulgated by the Landlord acting in its regulatory capacity and by the United States Transportation Security Administration and Department of Homeland Security or other federal or state Governmental agencies having jurisdiction relative to Airport Security. Tenant shall also take any and all actions that may be required to insure compliance with all airport standards and directives and any reasonable requirement of the Landlord’s Airport Public Safety and Security Manager or other authorized Landlord representative. Tenant shall at all times exercise control over any employee or vehicle at the Airport. Tenant shall reimburse the Landlord the amount of any civil penalty or fine that may be assessed against the Landlord by any Governmental agency for a violation of security rules or regulations which violation is caused by Tenant’s failure to comply with security rules, regulations and other applicable security requirements.

28.4	Noncompliance.

If Landlord is deemed to be in noncompliance with any Laws governing access to secure areas of the Airport including the areas of the airfield, and said noncompliance is the result of the Acts or Omissions of the Tenant or of any of Tenant’s employees, agents, or contractors or subcontractors, and such noncompliance results in a civil penalty action against the Landlord, then in addition to any rights and remedies that the Landlord may have on account of such default of Tenant, Tenant agrees to reimburse the Landlord for all expenses, including reasonable attorney fees incurred by the Landlord in defending against the civil penalty action and for any civil penalty or settlement amount paid by the Landlord as a result of the civil penalty action. Landlord shall give Tenant reasonable notice of any allegation, investigation, or proposed or actual civil penalty sought for such noncompliance to the extent possible and Tenant may participate in such matter.

29.	MORTGAGEE PROTECTIONS

29.1         With the prior review and consent of Landlord which shall not be unreasonably withheld, conditioned or delayed, and subject to the terms and conditions of this Lease, Tenant may convey, pledge or encumber, by deed of trust, mortgage or similar instrument (the “Approved Leasehold Mortgage”), its leasehold interest in and to the Premises and the Improvements in favor of a lender (the “Approved Leasehold Mortgagee”), and Tenant may assign this Lease as collateral security in connection with any Tenant financing, including the issuance of PABs (as defined in Section 29.6). Any such Approved Leasehold Mortgage, and all rights under or relating thereto, shall be subject to each of the covenants, conditions and restrictions set forth herein, and to all rights of Landlord hereunder and will always be subordinate to the rights of Landlord under this Lease and the Premises. Notwithstanding the foregoing, the Approved Leasehold Mortgagee shall in no event become personally liable to perform the obligations of Tenant under this Lease unless and until the Approved Leasehold Mortgagee becomes the owner of the leasehold estate pursuant to foreclosure, transfer in lieu of foreclosure, or otherwise, and thereafter said Approved Leasehold Mortgagee shall remain liable for such obligations only so long as such Approved Leasehold Mortgagee remains the owner of the leasehold estate. Tenant shall be responsible for payment of all of Landlord’s costs and expenses, including reasonable attorneys’ fees and expenses, incurred in reviewing any proposed Approved Leasehold Mortgage hereunder.

29.2         If an Approved Leasehold Mortgagee gives Landlord written notice of such Approved Leasehold Mortgagee’s interest in the Premises and such notice contains the address to which notices to such Approved Leasehold Mortgagee are to be sent, Landlord will thereafter send such Approved Leasehold Mortgagee, at the address given, and in the manner set forth in Section 20 of this Lease, a copy of any notice of default which Landlord may thereafter deliver or send to Tenant. Within the time permitted for the curing or commencing the curing of any default under this Lease, such Approved Leasehold Mortgagee, at its option, may pay any amount due or do any other act or thing required of Tenant by the terms of this Lease, and all amounts so paid or other acts so done by Approved Leasehold Mortgagee shall be effective to cure such default as the same would have been if paid or done by Tenant. Landlord shall have no liability or obligation to either Tenant or an Approved Leasehold Mortgagee to provide notice of a Tenant default or liability for failure to provide such notice if Tenant or Approved Leasehold Mortgagee does not provide written notice, with affirmative written confirmation of receipt from Landlord, of such notice address to Landlord.

29.3.         An Approved Leasehold Mortgagee shall not become liable for Tenant’s obligations under this Lease unless and until such Approved Leasehold Mortgagee becomes the owner of the leasehold estate established hereby by foreclosure, assignment in lieu of foreclosure or otherwise, or if such Approved Leasehold Mortgagee gives notice to Landlord that such Approved Leasehold Mortgagee will assume Tenant’s obligations under this Lease. An Approved Leasehold Mortgagee shall remain liable for the obligations of Tenant under this Lease only for so long as it remains the owner of the leasehold estate established hereby.

29.4         If any default or event of default occurs under an Approved Leasehold Mortgage, the Approved Leasehold Mortgagee and Tenant shall immediately, and in no event later than five (5) business days of learning thereof, notify Landlord of the same in writing.

29.5         If a non-monetary default by Tenant under this Lease is susceptible of being cured by an Approved Leasehold Mortgagee only after such Approved Leasehold Mortgagee has obtained possession of the Premises, then an Approved Leasehold Mortgagee shall have an additional period not to exceed thirty (30) days to cure a non-monetary default after obtaining possession of the Premises; provided, however, that (i) such Approved Leasehold Mortgagee initiated all necessary actions to obtain possession of the Premises, including the initiation of foreclosure proceedings under its Approved Leasehold Mortgage, within ninety (90) days after the earlier of the date on which such Approved Leasehold Mortgagee became aware of such non-monetary default or the date on which such Approved Leasehold Mortgagee received notice from Landlord of such non-monetary default; (ii) such Approved Leasehold Mortgagee shall have pursued such actions with reasonable diligence; (iii) such Approved Leasehold Mortgagee, within any applicable cure period provided in this Lease, shall have paid all Rent and other sums then due to Landlord under this Lease; and (iv) such Approved Leasehold Mortgagee shall have cured any other defaults by Tenant under this Lease that are susceptible of being cured by such Approved Leasehold Mortgagee without obtaining possession of the Premises. Notwithstanding the foregoing, the rights granted to an Approved Leasehold Mortgagee in this Article shall not impair any right granted to Landlord in this Lease (a) to perform any obligations under this Lease that Tenant is required, but fails, to perform, and (b) to obtain reimbursement from Tenant of Landlord’s costs and expenses incurred in so performing and, subject to rights granted to an Approved Leasehold Mortgagee, to declare an Event of Default if Tenant fails so to reimburse within any applicable cure period.

29.6         Tenant shall be permitted to finance the design, construction and operation of the Tenant Improvements through the issuance of Private Activity Bonds (“PAB”), provided, however, Landlord shall have the right to review and approve (which approval shall not be unreasonably conditioned, delayed or withheld) all instruments and documents to be executed by, or binding upon, Tenant in connection with the issuance of such PABs. Tenant must submit drafts of the PAB financing documents to Landlord for review and approval at least 30 days in advance of Tenant’s execution of such documents. Subject to Landlord’s rights to review and approve any leasehold mortgage and PAB financing documents. Landlord shall provide customary consents and all related approvals required in connection with a PAB issuance and leasehold mortgage as part of the PAB financing program, which will be provided at Tenant’s sole cost and expense. Any lien created to secure such financing or any other debt undertaken by Tenant shall be secured by Tenant’s leasehold interest in the Lease and the Tenant Improvements and shall not be secured by the fee interest in the Premises. IT IS UNDERSTOOD AND AGREED THAT TENANT’S FINANCING OF THE TENANT IMPROVEMENTS THROUGH THE ISSUANCE OF PABS IS SOLELY THE DEBT OF TENANT AND SHALL NOT RESULT IN ANY FINANCIAL BURDEN OR OBLIGATION OF LANDLORD IN ANY MANNER, INCLUDING ANY COST OR EXPENSE ASSOCIATED WITH THE TEFRA HEARING OR ANY OTHER CONSENT OR APPROVAL REQUIRED TO BE PROVIDED BY LANDLORD. To the extent that the financing document(s) with respect to the Approved Leasehold Mortgage, provide for a lien on any revenues of the Tenant that are available to make lease payments due under this lease, such financing documents(s) shall require that such revenues be used to make the required lease payments hereunder prior to being used to pay debt service to the Approved Leasehold Mortgagee. Lienholders through PAB financing described herein shall be included within the definition of Approved Leasehold Mortgagee.

29.7         If this Lease is terminated for Tenant’s breach before the end of the Term, for any reason other than a default that has not been cured by Tenant or Approved Leasehold Mortgagee within the period specified, including, without limitation, as a result of a rejection or disaffirmation of the Lease in a bankruptcy, insolvency or other proceeding affecting creditor’s rights then Landlord shall provide a copy of the termination notice to the Approved Leasehold Mortgagee. Upon the written request of Approved Leasehold Mortgagee made any time within thirty (30) days after the receipt of such notice from Landlord, Landlord shall agree to enter into a new lease of the Premises with Approved Leasehold Mortgagee for the remainder of the Term of the Lease upon the same covenants, conditions, limitations and agreements contain in the Lease, except for such provisions which must be modified to reflect any such termination, and the passage of time, provided, that, in the event of any such termination, Approved Leasehold Mortgagee (or such successor or assign) (A) shall pay to Landlord, simultaneously with the delivery of such new lease, all unpaid amounts due under the Lease up to and including the date of the commencement of the term of such new lease and all reasonable and substantiated expenses incurred by Landlord to prepare such new lease, and (B) otherwise shall cure all other defaults under the Lease promptly and with due diligence after the delivery of such new lease. If Landlord does not enter into a new lease with the Approved Leasehold Mortgagee, the Improvements shall immediately vest with the City and then the Approved Leasehold Mortgagee shall immediately remove all trade fixtures and other personal property from the Premises and repair to Landlord’s reasonable satisfaction, any damage caused to the Premises by the removal. The Approved Leasehold Mortgagee shall not remove or tamper with any improvement on the Premises.

29.8         Tenant’s present and future Approved Leasehold Mortgagee and any present and future approved mortgagees for which Landlord has received written notice and described under Section 20 and Section 29.2 are intended third party beneficiaries to this Article. As third-party beneficiaries, they are entitled to the applicable rights under and may enforce the provisions of this Article of the Lease as if they were parties thereto. Nothing contained herein shall release Tenant from any of its obligations under this Lease that may not have been discharged or fully performed by an Approved Leasehold Mortgagee.

29.9         Nothing contained herein shall release Tenant from any of its obligations under this Lease that may not have been discharged or fully performed by an Approved Leasehold Mortgagee.

30.	RECORDING

The Parties shall execute a short form Memorandum of Ground Lease substantially in the form of Exhibit G to be recorded in the Salt Lake County Recorder’s Office affirming this Lease and its Effective Date.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

SALT LAKE CITY CORPORATION ___________________________________ SHANE ANDREASEN DIRECTOR OF REAL ESTATE & COMMERCIAL DEVELOPMENT SALT LAKE CITY DEPARTMENT OF AIRPORTS

ATTEST & COUNTERSIGN:

Salt Lake City Recorder’s Office

_________________________________

City Recorder

APPROVED AS TO FORM:

Salt Lake City Attorney’s Office

_________________________________

Senior City Attorney

SLC Development LLC By: ______________________________ Its: ______________________________

Attachments:

Exhibit A = Legal Description

Exhibit B = Estoppel Certificate

Exhibit C = Salt Lake City Department of Airports Ground Rent Schedule

Exhibit D = Letter of Credit

Exhibit E = Landlord’s Work

Exhibit F = Memorandum of Lease

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EXHIBIT A

LEGAL DESCRIPTION AND DEPICTION (PAGE 1 OF 2)

[Omitted]

1

EXHIBIT A

LEGAL DESCRIPTION AND DEPICTION (PAGE 2 OF 2)

LEGAL DESCRIPTION:

LEASE AREA:

BEGINNING AT A POINT BEING 3707.80 FEET NORTH 05°01’34” EAST, ALONG THE CENTERLINE OF 2200 WEST STREET, AND 913.34 FEET NORTH 84°58’26” WEST FROM THE MONUMENT AT THE INTERSECTION OF 700 NORTH AND 2200 WEST, SAID POINT ALSO BEING WEST AIRPORT GRID SYSTEM (WAGS) STATION 57+27.54N, 35+33.56E, AND RUNNING THENCE NORTH 85°12’30” WEST 670.00 FEET; THENCE NORTH 04°47’30” EAST 546.00 FEET; THENCE SOUTH 85°12’30” EAST 670.00 FEET; THENCE SOUTH 04°47’30” WEST 546.00 FEET TO THE POINT OF BEGINNING.

CONTAINS 365,820 SQUARE FEET OR 8.398 ACRES, MORE OR LESS

(AFFECTING TAX PARCELS: 08282001320000 AND 08281000010000)

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EXHIBIT B

ESTOPPEL CERTIFICATE

PREMISES:         ____________________________

LEASE:               Dated ___________ between Salt Lake City Corporation (the “Landlord”) and __________________ (the “Tenant”)

WHEREAS, this Estoppel Certificate is being delivered to Tenant in connection with [explanation for request to be inserted]; and

WHEREAS, [_______] shall be entitled to rely on this Estoppel Certificate in conjunction with [reference to explanation for request to be inserted].

NOW THEREFORE, Landlord certifies to Tenant and [___________] that, as of the date this document is signed:

1.	The Lease has not been modified or amended, orally or in writing, by formal agreement or by letter. A true and complete copy of the Lease is attached hereto as Attachment 1 to Exhibit B.

2.	The Lease has a Commencement Date as of __________________ with Fixed Rent commencing on _____________. The current Fixed Rent is $________________ as provided Section 3.1 of the Lease.

3.	Rent and other charges due under the Lease have been paid through and including ______________.

4.	The Premises, which are more fully described in the Lease, consist of _____ acres located at the Salt Lake City International Airport.

5.	The Scheduled Termination Date of the Lease is ____________.

6.	A Lease Security in the form of a Letter of Credit in the amount of $___________ has been delivered to Landlord under the Lease, and the full amount thereof is outstanding.

7.	The Tenant has no option to purchase the Premises and has no right of first refusal as to the Premises.

8.	The Tenant is in possession of the Premises.

9.	The Lease is a complete statement of the agreement between the parties with respect to the letting of the Premises referred to therein.

10.	The Lease is presently in full force and effect according to its terms and is the valid and binding obligation of the undersigned as of the date hereof.

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11.	The address for notices to be sent to the undersigned is as set forth in said Lease and acknowledgement of receipt of any Approved Leasehold Mortgagee’s notice address.

12.

Tenant is not in default in the performance of its obligations to Landlord under the Lease, nor has an event occurred that, with the giving of notice or the passage of time or both, could constitute a default by Tenant.

13.	The Landlord has no charges, liens, or claims of offset under said Lease against the Tenant.

14.	Capitalized terms used in this Estoppel Certificate and not otherwise defined shall have the same meanings as assigned to those terms in the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Estoppel Certificate to be executed as a sealed instrument by its duly authorized officer on this ____ day of ________________, 20__.

LANDLORD

[_____________________]

[INSERT NOTARY BLOCK]

2

ATTACMENT 1 TO EXHIBIT B

Copy of Lease

(to be attached)

3

EXHIBIT C

GROUND RENT SCHEDULE

Salt Lake City International Airport

Period	Psf/Yr

Lease Effective Date to Rent Commencement Date	$0.00 PSF/Year
Rent Commencement Date to 08/31/2027	$0.417 PSF/Year
09/01/2027 – 08/31/2032	$0.495 PSF/Year
09/01/2032 – 08/31/2037	$0.589 PSF/Year
09/01/2037 – 08/31/2042	$0.699 PSF/Year
09/01/2042 – 08/31/2047	$0.831 PSF/Year
09/01/2047 – 08/31/2052	$0.987 PSF/Year
09/01/2052 – 08/31/2057	$1.171 PSF/Year
09/01/2057 – 08/31/2062	$1.388 PSF/Year
09/01/2062 – 08/31/2067	$1.647 PSF/Year
09/01/2067 – 08/31/2072	$1.953 PSF/Year
09/01/2072 – 08/31/2077	$2.316 PSF/Year

This is a standardized fee rate schedule and does not modify, imply, grant or offer any additional lease term under the Lease.  If this exhibit conflicts with the terms of the Lease or any amendment thereto, the terms set forth in the Lease or amended Lease will govern.

4

EXHIBIT D

FORM OF LETTER OF CREDIT

[On letterhead or L/C letterhead of Issuer.]

Date: ________, 20___

BENEFICIARY

Salt Lake City Corporation                  [SEAL OF SALT LAKE CITY CORPORATION]

Department of Airports

Executive Director

P.O. Box 145550

Salt Lake City, Utah 84114-5550

ACCOUNT PARTY

L/C No.: __________________

Loan No. : _________________

AMOUNT:  US $__________ (_______________________ DOLLARS)

Ladies and Gentlemen:

We establish in favor of Salt Lake City Corporation (the “Beneficiary”) our irrevocable Letter of Credit numbered as identified above (the “L/C”) for an aggregate amount of ________________ DOLLARS ($_______), expiring at __:00 p.m. on _______ (such date, as extended from time to time, the “Expiry Date”). “Banking Day” means a weekday except a weekday when commercial banks in the State of Utah are authorized or required to close, and a day on which inter-bank payments can be made on Fedwire system

We authorize Beneficiary to draw on us (the “Issuer”) for the account of _______ (the “Account Party”) under the terms and conditions of this L/C.

Funds under this L/C are available by presenting the following documentation (the “Drawing Documentation”): (a) a sight draft drawn on us substantially in the form of Attachment 1, with blanks filled in and bracketed items provided as appropriate, and (b) a signed statement from Beneficiary, as landlord under the lease between Beneficiary and ____________ dated ___________ ____, 2024 (the “Lease”), that (i) Beneficiary is entitled to draw on this L/C under the terms of the Lease, or (ii) that Beneficiary received a notice from Issuer that this L/C No. ________ will not be extended and Account Party has failed to provide a replacement letter of credit satisfactory to Beneficiary within forty-five (45) days prior to the current Expiry Date.  No other evidence of authority, certificate, or documentation is required.

5

Drawing Documentation must be presented at Issuer’s office at ___________, Salt Lake City, Utah on or before the Expiry Date by personal presentation, courier or messenger service, or fax. Drawings hereunder may be presented by facsimile/telecopy (“FAX”) to Fax Number _______________ under telephone pre-advice to _________________. Such FAX presentation must be received on or before the expiry date in compliance with the terms and conditions of this Letter of Credit. Any such FAX presentation shall be considered the sole operative instrument of drawing. The absence of such telephone confirmation as described above does not affect our obligation to honor such drawing if such drawing is otherwise in compliance with the terms and conditions of this Standby Letter of Credit.

We agree, irrevocably and irrespective of any claim by any applicant, to honor drafts drawn under and in conformity with this L/C, not to exceed the amount of this L/C in aggregate, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.

We shall pay any draws under this L/C only from our own funds by check or wire transfer, in compliance with the Drawing Documentation.

If Beneficiary presents proper Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C at or before the following time (the “Payment Deadline”): (a) if presentment is made at or before noon of any Banking Day, then the close of the third succeeding Banking Day; and (b) otherwise, the close of the fourth succeeding Banking Day.  If we determine that Drawing Documentation is not proper, then we shall send advise Beneficiary in writing, specifying all grounds for our determination.

Partial and multiple drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.

We shall have no duty, obligation, responsibility or right to inquire into the veracity of or basis for any draw under this L/C or any Drawing Documentation.  We acknowledge that the Lease mentioned above is for identification purposes only and is not intended to be incorporated herein nor to form part of this L/C.

The Expiry Date shall automatically be extended by one (1) year upon each natural expiration of the term hereof unless, on or before the date 60 days before any Expiry Date, we have sent Beneficiary notice that the Expiry Date shall not be so extended (a “Nonrenewal Notice”).

This letter of credit is transferable, but only in its entirety, and may be successively transferred. Transfer of this letter of credit shall be affected by us upon your submission of this original letter of credit, including all amendments, if any, accompanied by our transfer request form duly completed and executed. If you wish to transfer the letter of credit, please contact us for the form which we shall provide to you upon your request. In any event, this letter of credit may not be transferred to any person or entity listed in or otherwise subject to, any sanction or embargo under any applicable restrictions. Charges and fees related to such transfer will be for the account of the account party. Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as FedEx (with proof of delivery) at the above address, or such other address as Beneficiary may specify by written notice to Issuer and Issuer amend the Letter of Credit to Reflect the Change.

6

No amendment that adversely affects Beneficiary shall be effective without Beneficiary’s written consent.

This L/C is subject to and incorporates by reference: (a) the International Standby Practices 98 (“ISP 98”); and (b) to the extent not inconsistent with ISP 98, Article 5 of the Uniform Commercial Code of the State of New York.  This Letter of Credit is governed by and construed in accordance with the laws of the State of ______________and shall be subject to the exclusive jurisdiction of ___________________.

Very truly yours, [Issuer Signature] Hereunto duly authorized

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ATTACHMENT 1 TO EXHIBIT D

FORM OF SIGHT DRAFT

[Beneficiary Letterhead]

TO:

[Name and Address of Issuer]

SIGHT DRAFT

AT SIGHT, pay to the Order of Salt Lake City Corporation the sum of ______________ United States Dollars ($______________). Drawn under [Issuer] Letter of Credit No. ______________ dated ______________.

[Issuer is hereby directed to pay the proceeds of this Sight Draft solely to the following account: _________________________.]

SALT LAKE CITY CORPORATION

By:____________________________________
Name:_________________________________
Title:__________________________________

Date: ________________

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ATTACHMENT 2 TO EXHIBIT D

FORM OF TRANSFER NOTICE

[Beneficiary Letterhead]

TO:

[Name and Address of Issuer] (the “Issuer”)

TRANSFER NOTICE

By signing below, the undersigned, Beneficiary (the “Beneficiary”) under Issuer’s Letter of Credit No. ______________ dated ______________ (the “L/C”), transfers the L/C to the following transferee (the “Transferee”):

[Transferee Name and Address]

The original L/C is enclosed. Beneficiary directs Issuer to reissue or amend the L/C in favor of Transferee as Beneficiary. Beneficiary represents and warrants that Beneficiary has not transferred, assigned, or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.

SALT LAKE CITY CORPORATION

By:____________________________________
Name:_________________________________
Title:__________________________________

Date: ________________

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EXHIBIT E

LANDLORD’S WORK

Landlord shall commence the design, permitting and construction of a public access road which shall run north of the Boeing facility traveling east and west to the northwest corner of the Boeing facility at which point it shall turn south and extend to a cul-de-sac at the southeast corner immediately adjacent to the Premises. The public access road will include all necessary curb, gutter, storm and associated work typical with a public access road. Landlord shall extend utilities along the public access road for Tenant and other development connections. Landlord shall design and construct a Group III taxilane connection to the existing Taxiway K adjacent to the Premises.

Landlord and Tenant shall work cooperatively together regarding any designated wetlands on the Premises as additional information is known as to their official status, mitigation (if necessary) and costs associated with any such mitigation to benefit Tenant’s Improvements on the Premises.

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EXHIBIT F

FORM OF MEMORANDUM OF LEASE

When recorded, return to:

Salt Lake City Department of Airports

Airport Property & Real Estate Manager

P.O. Box 145550

Salt Lake City, UT 84114

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (“Memorandum”) is made pursuant to that certain Lease dated___________, 20__ (the “Lease”), between SLC DEVELOPMENT, LLC, a Delaware Limited Liability Company (“Lessee”), and Salt Lake City Corporation, a Utah municipal corporation, by and through its Department of Airports (the “City”).

1.

Premises. For and in consideration of the payments and the terms and conditions more particularly set forth in the Lease, and other good and valuable consideration, the City has leased to Lessee an exclusive interest in certain property located in Salt Lake County, State of Utah, as legally and visually described on Exhibit A attached hereto (the “Property”), for the purpose of constructing, maintaining, and operating a commercial facility.

2.	Term. The term of the Lease is 30 years expiring on ___________.

3.	Lease Terms. The terms and conditions of the Lease are hereby incorporated into this Memorandum by this reference.

4.	Assignment. The Lease may be assigned only under certain circumstances as set forth in the Lease.

5.	Governing Law. This Memorandum and the Lease are governed by the laws of the State of Utah. In the event of any conflict between the terms of this Memorandum and the Lease, the Lease shall control.

6.

Inquiries. Inquiries may be directed to the City at the address identified above or to Lessee by contacting Lessee at the address identified on the records of the Division of Corporation and Commercial Code for the State of Utah.

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Executed effective as of the date of recordation.

CITY:

ATTEST:	Salt Lake City Corporation, a Utah municipal corporation, by and through its Department of Airports

By:	By: Shane Andreasen
Deputy Salt Lake City Recorder	Its: Director of Real Estate & Commercial Development

Approved as to form:

Megan DePaulis, Senior City Attorney
Date:

STATE OF UTAH	)
: ss
COUNTY OF SALT LAKE	)

The foregoing Memorandum was acknowledged before me this ____day of __________, 20__ by Shane Andreasen, Director of Real Estate and Commercial Development, Department of Airports, SALT LAKE CITY CORPORATION, a municipal corporation of the State of Utah, on behalf of the corporation.

NOTARY PUBLIC

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EXHIBIT A

PROPERTY LEGAL DESCRIPTION

BEGINNING AT A POINT BEING 3707.80 FEET NORTH 05°01’34” EAST, ALONG THE CENTERLINE OF 2200 WEST STREET, AND 913.34 FEET NORTH 84°58’26” WEST FROM THE MONUMENT AT THE INTERSECTION OF 700 NORTH AND 2200 WEST, SAID POINT ALSO BEING WEST AIRPORT GRID SYSTEM (WAGS) STATION 57+27.54N, 35+33.56E, AND RUNNING THENCE NORTH 85°12’30” WEST 670.00 FEET; THENCE NORTH 04°47’30” EAST 546.00 FEET; THENCE SOUTH 85°12’30” EAST 670.00 FEET; THENCE SOUTH 04°47’30” WEST 546.00 FEET TO THE POINT OF BEGINNING.

CONTAINS 365,820 SQUARE FEET OR 8.398 ACRES, MORE OR LESS

(AFFECTING TAX PARCELS: 08282001320000 AND 08281000010000)

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